Exhibit 10.12

AGREEMENT OF LEASE

BETWEEN

CHESTERBROOK PARTNERS, LP

AND

TREVENA, INC.

SUITE 200

955 CHESTERBROOK BOULEVARD

CHESTERBROOK CORPORATE CENTER®

TREDYFFRIN TOWNSHIP

CHESTER COUNTY

PENNSYLVANIA

TABLE OF CONTENTS

1.	Parties	1
2.	Demise	1
3.	Term	1
4.	Fixed Rent; Tenant Energy Costs; Annual Operating Costs; Taxes	2
5.	Covenant to Pay Rent and Additional Rent; Late Charge	10
6.	Use	11
7.	Assignment and Subletting	11
8.	Condition of Premises; Improvement of the Premises	14
9.	Alterations	20
10.	Rules and Regulations	20
11.	Fire or Other Casualty	21
12.	Landlord’s Right to Enter	22
13.	Insurance	22
14.	Repairs and Condition of Premises	23
15.	Compliance with Law	24
16.	Services	25
17.	Notice of Breakage, Fire, Theft	28
18.	Indemnification; Release	28
19.	Mechanics’ and Other Liens	29
20.	Default by Landlord	30
21.	Defaults – Remedies	30
22.	Remedies Cumulative	34
23.	Excepted from Premises	35
24.	Lease Subordinated	35
25.	Condemnation	36
26.	Force Majeure	36
27.	Notices	37
28.	Definition of “the Landlord”	38
29.	Definition of “the Tenant”	38
30.	Estoppel Certificate; Mortgagee Lease Comments	38
31.	Severability	39
32.	Miscellaneous	40
33.	Brokers	41
34.	Security Deposit	41
35.	Quiet Enjoyment	42
36.	Rights of Mortgage Holder	42
37.	Whole Agreement	43
38.	Financial Statements	43
39.	Option to Extend Term	43
40.	Expansion Option	44
41.	Right of First Offer	45
42.	Vent Installation	47
43.	Generator and Air Handling Unit	48
44.	Tenant’s Property	49

i

EXHIBITS

“A” — Floor Plan

“B” — Description of the Land

“C” — Memorandum of Commencement Date

“D” — Early Access By Tenant

“E” — Rules and Regulations

“F” — Cleaning Specifications

“G” —Letter of Credit Requirements

“H” — Expansion Spaces

“I” — RFO Space

“J” — Ventilation Duct Location

“K” — Generator and AHU Locations

“L” — Form of Landlord Waiver

ii

AGREEMENT OF LEASE

1.         Parties.

This Lease is made as of December 9, 2016, by and between CHESTERBROOK PARTNERS, LP, a limited partnership organized and existing under the laws of the State of Delaware, whose address is Suite 120, 955 Chesterbrook Boulevard, Wayne,

PA 19087 (hereafter called “Landlord”), and TREVENA, INC., a corporation organized and existing under the laws of the state of Delaware whose present address is 1018 W. 8th Avenue, King of Prussia, PA 19406 (hereinafter referred to as “Tenant”).

It is hereby agreed by and between Landlord and Tenant, intending to be legally bound, for themselves and for their respective heirs, executors, administrators, successors and assigns, in the manner following, it being understood that the Premises are demised under and subject to the following covenants, all of which are also to be regarded as strict legal conditions.

2.         Demise.

Landlord does hereby lease and demise to Tenant and Tenant does hereby hire and take from Landlord, for the term and subject to the provisions hereof, the premises (the “Premises”) shown cross-hatched on the floor plan(s) (the “Floor Plan”) attached hereto as Exhibit “A,” consisting of approximately 40,565 rentable square feet on the second floor of the building (hereinafter referred to as the “Building”) known as 955 Chesterbrook Boulevard, occupying the parcel of land bounded as described on Exhibit “B”  attached hereto (the “Land”), together with the right, in common with others, to use the common areas of the Property.  The Building and Land are sometimes collectively referred to in this Lease as the “Property”.  As used herein, “common areas” means those portions of the Property that are designated by Landlord for the common use of tenants and others, such as sidewalks, unreserved parking areas, common corridors, elevator foyers, restrooms, vending areas and lobby areas, entrances, freight and passenger elevators, loading docks, public and private fire stairways, lobby areas and other public portions of the Property which enable Tenant to obtain full use and enjoyment and the Property for all customary purposes.

3.         Term.

(a)         This demise shall be for the term (hereinafter referred to as the “Term”) beginning on the “Commencement Date” of the Term as defined in Article 3(b) of this Lease and ending, without the necessity of notice from either party to the other, one hundred thirty (130) months from and after the Commencement Date if the Commencement Date shall be the first day of a month, if the Commencement Date shall be other than the first day of the month, then from and after the first day of the month next following the Commencement Date.

(b)         The Commencement Date shall occur on the earlier of:

(i)         Substantial Completion of the Tenant Improvements (as defined below), which date is anticipated by the parties to be July 1, 2017, or

(ii)         the date Tenant or anyone claiming under or through Tenant first occupies any part of the Premises for business purposes (provided that Tenant accessing the Premises in accordance with this Lease in order to prepare the Premises for Tenant’s occupancy (including, without limitation, any move-in and/or fit-out work) shall not constitute occupying the Premises for purposes of this clause).

(c)         When the Commencement Date is established, Landlord and Tenant shall promptly execute and acknowledge a memorandum, in the form attached hereto as Exhibit “C”, of the Commencement Date and the date of expiration of the Term (the “Expiration Date”).

(d)         If the Tenant or any person claiming through the Tenant shall have continued to occupy the Premises after the expiration or earlier termination of the Term or any renewal thereof, and if the Landlord shall have consented in writing to such continuation of occupancy, such occupancy (unless the parties hereto shall have otherwise agreed in writing) shall be deemed to be under a month-to-month tenancy.  The month-to-month tenancy shall continue until either party shall have notified the other in writing, at least thirty (30) days prior to the end of any calendar month, that the party giving such notice elects to terminate the month-to-month tenancy at the end of that calendar month, in which event, such tenancy shall so terminate.  If such occupancy shall have continued without Landlord’s written consent, then such occupancy shall be in violation of this Lease, in which event, Tenant (i) shall be liable for any and all losses, claims, costs, expenses and damages actually suffered or incurred by Landlord (including, without limit thereto, court costs and reasonable counsel fees), whether foreseen or unforeseen as a result of such continued occupancy, and Landlord shall have all of the rights and remedies available under this Lease, or at law or in equity, for such violation and, without limitation of the foregoing clause (i), (ii) will indemnify and hold harmless Landlord from and against all claims and demands made by succeeding tenants against Landlord, founded upon delay by Landlord in delivering possession of the Premises to such succeeding tenant, provided that Landlord has given Tenant not less than thirty (30) days’ written notice that there is a tenant that will be succeeding to the Premises.  The rental payable with respect to each monthly period of any month-to-month tenancy (and to each monthly period of continued occupancy which may occur without Landlord’s consent) shall equal one hundred fifty percent (150%) of the Fixed Rent payable under Article 4(b) paid for the immediately preceding lease year.  Any month-to-month tenancy arising with Landlord’s consent shall be upon the same terms and subject to the same conditions as those which are set forth in this Lease, except as otherwise set forth in this subparagraph (f), provided that if the Landlord shall have given to the Tenant, at least thirty (30) days prior to the expiration or earlier termination of the Term or any renewal thereof or prior to the end of any month of a month-to-month tenancy, written notice that the Tenant’s occupancy following such month or expiration or termination (as the case may be) shall be subject to such modifications of the terms and conditions of this Lease (including any provision relating to the amount and payment of rent) as are specified in such notice, the Tenant’s occupancy following such month or expiration or termination (as the case may be) shall be subject to the provisions of this Lease as so modified.

4.         Fixed Rent; Tenant Energy Costs; Annual Operating Costs; Taxes.

(a)         Commencing on the Commencement Date, Tenant shall pay to Landlord as rent under this Lease the aggregate of:

(i)         Fixed Rent (as defined in Article 4(b) of this Lease);

(ii)         Tenant’s share of Tenant Energy Costs (as defined in Article 4(d) of this Lease);

(iii)         Tenant’s proportionate share (as defined in Article 4(c) of this Lease) of increases in Annual Operating Costs (as defined in Article 4(e) of this Lease) over Base Operating Costs (as defined in Article 4(e)(iii) of this Lease);

(iv)         Tenant’s proportionate share (as defined in Article 4(c) of this Lease) of increases in Annual Tax Costs (as defined in Article 4(f)(i) of this Lease) over Base Tax Costs (as defined in Article 4(f)(ii) of this Lease); and

(v)         All other sums payable by Tenant to Landlord pursuant to the provisions of this Lease.

(b)         Fixed Rent.

(i)         The minimum fixed annual rent (the “Fixed Rent”) due each lease year of the Term shall be due and payable in lawful money of the United States of America, in equal monthly installments in advance and without prior demand, notice, set-off or deduction (except as otherwise expressly set forth in this Lease) on the first day of each and every month commencing on the Commencement Date and continuing during the Term in accordance with the following schedule:

Lease Months	$/RSF (40,565)	Annual Fixed Rent	Monthly Fixed Rent
1 — 12*	$26.50	$1,074,972.50	$89,581.04
13 — 24*	$27.00	$1,095,255.00	$91,271.25
25 — 36	$27.50	$1,115,537.50	$92,961.46
37 — 48	$28.00	$1,135,820.00	$94,651.67
49 — 60	$28.50	$1,156,102.50	$96,341.88
61 — 72	$29.00	$1,176,385.00	$98,032.08
73 — 84	$29.50	$1,196,667.50	$99,722.29
85 — 96	$30.00	$1,216,950.00	$101,412.50
97 — 108	$30.50	$1,237,232.50	$103,102.71
109 — 120	$31.00	$1,257,515.00	$104,792.92
121 — 130	$31.50	$1,277,797.50	$106,483.13

* The foregoing notwithstanding, Fixed Rent, but not Tenant Energy Costs, shall be conditionally and completely abated during the following ten (10) full calendar months of the Term:  Lease Months 1 — 5; and Lease Months 13 — 17 (the “Rental Abatement Period”).  During all other periods of the Term, Tenant shall make Fixed Rent payments without any abatement (except as otherwise expressly provided in this Lease) as provided herein.

Notwithstanding the foregoing, Landlord may, in Landlord’s sole discretion, prior to the conclusion of the Rental Abatement Period, elect to provide Tenant with a cash payment equal to any unused Abated Rent.  If Landlord makes such election, Landlord shall provide Tenant written notice of such election prior to the conclusion of the Rental Abatement Period.  In the event that Landlord elects to pay to Tenant such cash payment, provided Tenant has actually received the entire amount of the cash payment without setoff or deduction, Tenant shall pay the full Fixed Rent as set forth in the above rental chart without any abatement.

(ii)         The Fixed Rent and all other sums payable to Landlord pursuant to or by reason of this Lease shall be payable to Landlord as follows:

If payment via check:

Chesterbrook Partners, L.P.

c/o Pitcairn Properties

955 Chesterbrook Boulevard — Suite 120

Chesterbrook, PA 19087

If paying via wire:

Bank of America, N.A.

ABA/Routing No. 026009593

Account Name: Chesterbrook Partners, L.P.

Account No. 0038-3050-5219

SWIFT Code:  BOFAUS3N

If paying via ACH:

Bank of America, N.A.

ABA/Routing No. 031202084

Account Name: Chesterbrook Partners, L.P.

Account No. 0038-3050-5219

SWIFT Code:  BOFAUS3N

or to such other person and at such other place as Landlord may from time to time designate in writing.

(iii)         The first monthly installment of Fixed Rent (applicable to the sixth (6th) full month of the Term) shall be paid at the time of the signing of this Lease.  The term “lease year” shall mean each annual period commencing on the Commencement Date and each succeeding anniversary thereof.

(iv)         If the Term begins on a day other than the first day of a month, Fixed Rent from the Commencement Date until the first day of the following month shall be prorated and shall be payable in advance on the first day of the Term and, in such event, the installment of Fixed Rent paid at the signing of this Lease shall be applied to the Fixed Rent due for the sixth (6th) full calendar month of the Term.

(c)         Tenant’s Proportionate Share.  As used in this Lease, “the square foot area of the Premises” shall be deemed to be 40,565 square feet, “the total square foot area of the Building” shall be deemed to be 118,235 square feet and “Tenant’s proportionate share” shall refer to the percentage relationship between the foregoing, namely 34.31%, subject to adjustment in accordance with this Lease in the event of a change in the square foot area of the Premises or the total square foot area of the Building.  Tenant recognizes that, as used in this Lease, the total square foot area of the Premises includes a share of the common areas of the Building.

(d)         Tenant Energy Costs.

(i)         The term “Tenant Energy Costs” shall mean the actual costs (without markup but including Landlord’s reasonable administrative fee (currently $25.00 per month)) charged by the utility provider to Landlord of furnishing to the respective areas of the Property electric energy or other utility services, except water and sewer (including taxes or fuel adjustment or transfer charges and other like charges regularly passed on to the consumer by the public utility furnishing electric energy to the Property), payable by Tenant pursuant to clause (ii) below, and excluding any overtime charges for other tenants in the Building, and with Landlord having credited any sums paid as direct reimbursement of such costs by other tenants of the Building.

(ii)         For and with respect to each calendar year of the Term (and any renewals or extensions thereof) including, without limit, the first calendar year during which the Term of this Lease shall have commenced, there shall accrue, as additional rent under this Lease and be paid within thirty (30) days after Tenant’s receipt from Landlord of a statement or statements of the amount due, Landlord’s costs in such calendar year of supplying such quantity of electric energy as is; (A) consumed by Tenant in the Premises, including, without limitation, such electric energy as is consumed by Tenant in connection with the operation of the heating, ventilating and air-conditioning systems serving only the Premises, if any, as such consumption shall have been shown on the meters referred to in Article 16(a)(viii) of this Lease, together with any reasonable administrative costs incurred by Landlord by reason thereof, and (B) Tenant’s proportionate share, as defined in Article 4(c) of this Lease, of Landlord’s costs in such calendar year of supplying electric energy and other utility service (excluding water and sewer), as is supplied to all non-tenanted areas of the Property in connection with the operation of the Property.

(iii)         The method and timing (but not more frequently than monthly) of billing such costs of Landlord shall be determined by Landlord, using reasonable accounting principles, it being understood that it is not intended that Landlord derive any profit from the supplying of electric energy or other utility service.  At Landlord’s option, Landlord may bill  Tenant for Tenant’s share of Tenant Energy Costs monthly on an estimated basis (which may be adjusted from time to time by Landlord) in advance with a reconciliation of such costs to be made on an annual basis.  Tenant shall have the right to audit Tenant Energy Costs on the same basis as Tenant may audit Annual Operating Costs.

(iv)         If Tenant shall fail to pay when due any amounts payable by Tenant under this Article 4(d), and such failure shall continue for ten (10) days after Tenant’s receipt of written notice from Landlord, then in addition to any other rights and remedies available to Landlord under this Lease, or at law or in equity, Landlord may terminate any utility services to the Premises furnished by Landlord for which payment is overdue, without any liability to Tenant, whether for interruption of Tenant’s business or otherwise.

(e)         Annual Operating Costs.

(i)         The term “Annual Operating Costs” shall mean the actual costs to Landlord of operating and maintaining the Property (including, without limit, all improvements thereto and fixtures and equipment therein or thereon) during each calendar year of the Term

(and any renewals or extensions thereof) including, without limit, the first calendar year during which the Term of this Lease shall have commenced, excluding Tenant Energy Costs and Annual Tax Costs.  Such costs shall include, by way of example rather than of limitation, (1) charges or fees for, and taxes on, the furnishing to the Property of water and sewer service, electric energy (excluding the supply of electric energy included in Tenant Energy Costs) and, if the Building systems should be converted to receive the same, steam or fuel and other utility services; (2) costs of elevator service and charges or fees for maintenance of the Property, planting, replanting and janitorial service, trash removal, policing, cleaning, restriping, resurfacing, maintaining and repairing all walkways, roadways, parking areas forming part of the Property, maintaining all landscaped areas of the Property; (3) charges or fees for any necessary governmental permits; (4) wages, salaries and benefits of employees of Landlord who perform duties connected with the operation, maintenance and repair of the Property (to the extent such employees or persons are directly engaged in the repair, operation and maintenance of the Property, are commercially reasonable, and such expenses are not allocated to a leasing agent), management fees (which is a fee separate from the aforementioned expenses for wages, salaries and benefits of employees of Landlord performing duties for the Property, not to exceed five percent (5%) of annual gross rental revenue for the Building), overhead and expenses, provided, that in no event shall Annual Operating Costs for purposes of this Lease include wages, salaries and/or benefits attributable to Building management personnel above the level of the general manager or equivalent; (5) the cost of premiums for hazard, rent, liability, workmen’s compensation and other insurance upon the Property or portions thereof; (6) costs arising under service contracts with independent contractors servicing or performing maintenance or other related tasks for the Building; (7) professional and consulting fees including, without limit, legal and auditing fees; (8) repairs, replacements and improvements to the Property which are reasonable and necessary for the continued operation of the Building as a first class office building; and (9) the cost of all other items which, under standard accounting practices, constitute operating or maintenance costs which are attributable to the Property or any portion thereof.  Notwithstanding the foregoing, the term “Annual Operating Costs” shall not include:  depreciation on the Building or equipment; interest and principal payments on mortgage encumbrances and other debt costs; ground rents; income taxes; salaries of executive officers of Landlord; costs incurred in connection with leasing space, including broker’s leasing commissions or compensation, advertising and other marketing expenses, and legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or renewing or amending leases with existing tenants or occupants of the Building; expenditures for capital improvements, except (1) capital expenditures made primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Building and (2) capital expenditures required by law which become effective after the Commencement Date, in either of which cases the cost thereof shall be included in Annual Operating Costs for the calendar year in which the cost shall have been incurred and subsequent calendar years, on a straight line basis, to the extent that such items are amortized over an appropriate period, but not more than ten (10) years, with an interest factor equal to two percent (2%) plus the prime rate (as hereinafter defined) at the time Landlord shall have incurred said costs; costs of other services or work performed for the benefit of other tenants or occupants if the same or similar services are not available to Tenant; any expense for which Landlord actually receives reimbursement from insurance, condemnation awards, other tenants (other than through the payment of additional Annual Operating Costs under such tenants’ leases) or any other source; costs incurred in connection with the sale, financing, refinancing, mortgaging, or other change of ownership of the Property or any interest therein; Annual Tax Costs; costs incurred due to a breach by Landlord or any other tenant of the terms and conditions of any lease; costs of remediating any environmental condition which violates any applicable law; the amount, if any, by which sums paid to entities related to the Landlord for various items and/or services supplied to the Property exceed the cost, if obtained on a competitive basis, of similar items and/or services in the area; management fees in excess of those which are commercially reasonable for comparable properties in the relevant market; costs incurred by Landlord in connection with construction of the Building and related facilities or the correction of latent defects in construction of the Building; expenses resulting from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors; any costs for Landlord’s failure to comply with applicable legal requirements; and costs or expenses that are properly chargeable to particular tenants in the Building, including, without limitation, costs and expenses for damages to the Building or any part thereof caused by the act or neglect of another tenant. As used in this Lease, “the prime rate” shall mean the rate of interest per annum announced from time to time by Wells Fargo Bank, N.A. or its successor as its prime lending rate (or if such prime lending rate is discontinued, such comparable rate as Landlord reasonably designates by notice to Tenant).

(ii)         If Landlord shall have purchased any item of capital equipment or shall have made any capital expenditure designed to result in savings or reductions in Annual Operating Costs or Tenant Energy Costs applicable to leased space generally, then the costs of having purchased such equipment and such capital expenditures shall be included in Annual Operating Costs for the calendar year in which the costs shall have been incurred and subsequent calendar years, on a straight line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Annual Operating Costs are expected to equal Landlord’s costs for such capital equipment or capital expenditure, with an interest factor equal to the prime rate at the time of Landlord’s having incurred said costs.  If Landlord shall have leased any such items of capital equipment designed to result in savings or reductions in Annual Operating Costs, then the rental and other costs paid pursuant to such leasing shall be included in Annual Operating Costs for the calendar year in which they shall have been incurred.

(iii)         The term “Base Operating Costs” shall mean the Annual Operating Costs incurred by Landlord during the calendar year 2017.  Base Operating Costs shall be calculated based on routine and recurring operations of the Property and shall not include any non-recurring operating costs or repairs related to deferred maintenance which occur less often than once every five (5) years.

(iv)         For and with respect to each calendar year of the Term (and any renewals or extensions thereof) excluding, however, the first calendar year during which the Term of this Lease shall have commenced, there shall accrue, as additional rent hereunder, and be paid within thirty (30) days after Tenant’s receipt from Landlord of a statement or statements of the amount due, Tenant’s proportionate share of the increase, if any, of Annual Operating Costs over Base Operating Costs.

(v)         Anything contained in the foregoing provisions of this Article 4 to the contrary notwithstanding, in any instance in which the Tenant shall have agreed in this Lease or otherwise to provide any item or items of Annual Operating Costs partially or entirely at its own expense, in calculating and allocating increases in Annual Operating Costs over Base Operating Costs pursuant to the foregoing provisions of this subsection, Landlord shall make appropriate adjustments, using reasonable accounting principles, so as to avoid allocating to the Tenant the same such item or items of the Base Operating Costs and Annual Operating Costs (partially or entirely, as aforesaid) being provided to other tenants by Landlord at Landlord’s expense.  Subject to the preceding sentence, if during all or part of any calendar year, Landlord shall not furnish any item or items of Annual Operating Costs to any portions of the Building because such portions are not occupied or because such item is not required or desired by the tenant of such portion or such tenant is itself obtaining and providing such item or for other reasons, then, for the purposes of computing the additional rent payable hereunder, the amount of Annual Operating Costs for such period (including without limitation in connection with the calculation of Base Operating Costs) shall be deemed to be increased by an amount equal to the additional costs which would normally have been incurred during such period by Landlord if it had at its own expense furnished such item to such portion of the Building.

(f)         Annual Tax Costs.

(i)         The term “Annual Tax Costs” shall mean all real estate taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen (including “Lease Taxes” as defined in Article 4(j) of this Lease) assessed or imposed upon the Property at the discounted amount (provided that Landlord pays within the discount period, otherwise such amount shall be calculated based upon the undiscounted amount), plus the expenses of any contests (administrative or otherwise) of tax assessments or proceedings to reduce taxes, including reasonable attorneys’ and appraisers’ fees, incurred each calendar year during the Term (and any renewals or extensions thereof) including, without limit, the first calendar year during which the Term of this Lease shall have commenced; provided however, that except as set forth in the next sentence, there shall be excluded from Taxes all income taxes, excess profit taxes, excise taxes, franchise taxes, estate, succession, inheritance and transfer taxes.  If, due to a future change in the method of taxation, any franchise, income, profit or other tax, however designated, shall be levied or imposed in substitution, in whole or in part, for (or in lieu of) any tax or addition or increase in any tax which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined in this Lease.  For all purposes under this Lease, “Annual Tax Costs” shall not include (1) penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Annual Tax Costs (unless directly caused by Tenant) and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Annual Tax Costs required to be made by Landlord hereunder before delinquency, (2) taxes to be paid directly by Tenant, whether or not actually paid, and (3) transfer or other taxes incurred in the sale, financing or refinancing of the Premises or the Building.  Tax refunds shall be credited against Annual Tax Costs and promptly refunded to Tenant regardless of when received, based on the year to which the refund is applicable.

(ii)         The term “Base Tax Costs” shall mean the Annual Tax Costs incurred by Landlord during the calendar year 2017 (excluding the expenses of any contests (administrative or otherwise) of tax assessments or proceedings to reduce Annual Tax Costs, including attorneys’ and appraisers’ fees incurred in the calendar year 2017).  If Base Tax Costs are subsequently reduced by an assessment appeal or otherwise, then Landlord shall retroactively reduce Base Tax Costs for purposes of determining additional rent; provided, however, that any such reduction shall be made and written notice thereof given to Tenant no later than the date that is five (5) years after the last calendar day of the calendar year for which the reduction is made.

(iii)         For and with respect to each calendar year of the Term (and any renewals or extensions thereof) excluding, however, the first calendar year during which the Term of this Lease shall have commenced, there shall accrue, as additional rent hereunder, and be paid within fifteen (15) days after Landlord shall have given to Tenant a statement or statements of the amount due, Tenant’s proportionate share of the increase, if any, of Annual Tax Costs over Base Tax Costs.

(g)         Partial Year.  If only part of any calendar year shall fall within the Term, the amount computed as additional rent with respect to such calendar year shall be prorated in proportion to the portion of such calendar year falling within the Term (but the expiration or termination of the Term prior to the end of such calendar year shall not impair the Tenant’s obligation under this Lease to pay such prorated portion of such additional rent with respect to that portion of such year falling within the Term, which shall be paid within thirty (30) days after Tenant’s receipt of a statement or statements of the amount due.

(h)         Payment of Estimated Increase.  Anything in this Lease to the contrary notwithstanding, the Landlord shall be entitled to make from time to time during the Term, a reasonable estimate of the amount of Tenant’s proportionate share of the increase, if any, of Annual Operating Costs over Base Operating Costs and Tenant’s proportionate share of the increase, if any, of Taxes over Base Tax Costs which may become due under this Lease with respect to any calendar year and to require the Tenant to pay to the Landlord, at the time and in the manner in which the Tenant is required under this Lease to pay the monthly installment of the Fixed Rent with respect to such month, with respect to each calendar month during any such calendar year, one-twelfth (1/12) of the amount which Landlord shall have estimated will become payable on account of increases in Annual Operating Costs and Annual Tax Costs.  In such event, Landlord shall cause the actual amount of the additional rent to be computed and a statement thereof and of Base Operating Costs and Base Tax Costs to be sent to the Tenant within one hundred twenty (120) days following the end of the calendar year (including the last calendar year of the Term); the Tenant or the Landlord, as the case may be, shall, within thirty (30) days after such statement is received by Tenant, pay to the other the amount of any deficiency or overpayment, respectively, therein.

(i)         Disputes.  Any statement furnished to Tenant by Landlord under the preceding paragraph or other provisions of this Article shall constitute a final determination as between Landlord and Tenant of the additional rent due from Tenant for the period represented thereby unless Tenant, within sixty (60) days after a statement is furnished, shall have given a notice to Landlord that Tenant disputes the correctness of the statement, specifying in reasonable detail the basis for such assertion (the “Audit”).  Pending resolution of such a dispute, Tenant shall pay the additional rent in accordance with the statement furnished by Landlord.  Landlord agrees, upon prior written request, during normal business hours to make available for inspection by an independent certified public accountant, not compensated on a contingency basis, at Landlord’s offices, Landlord’s books and records which are relevant to any items in dispute.  If, after the Audit, Tenant disagrees with Landlord’s calculation of such costs, Tenant shall, within thirty (30) days of completion of the Audit (but not later than one hundred fifty (150) days of Tenant’s receipt of Landlord’s Statement) so advise Landlord in writing and shall specify the reason for such disagreement. If Landlord and Tenant are unable to resolve such disagreement in good faith within thirty (30) days of Landlord’s receipt of such notice, Landlord and Tenant shall select a mutually agreeable certified public accountant (the “Expert”), who will review all information supplied to and by Tenant in connection with said disputed item(s) and determine the amount of the overpayment, if any. The findings of such Expert shall be binding on both parties and not subject to appeal. If the Expert determines that Tenant’s ultimate liability for Annual Operating Cost and, Annual Tax Costs does not equal the aggregate amount actually paid by Tenant to Landlord during the period which is the subject of the Audit, the appropriate adjustment shall be made between Landlord and Tenant, and any payment required to be made by Landlord or Tenant to the other shall be made within thirty (30) days after the Expert’s final, written determination.  If the Expert determines that there is an overcharge for any twelve month period of more than 5% of the amount invoiced by Landlord for such period, Landlord shall pay the costs of the Expert.  Before conducting the Audit, Tenant must pay the full amount of Tenant’s Proportionate Share of Annual Operating Costs and Annual Tax Costs then in question. In no event shall this Lease be terminable nor shall Landlord be liable for damages based upon any disagreement regarding an adjustment of Annual Operating Costs, except as otherwise expressly set forth in this subsection (i). Tenant agrees that the results of any audit shall be kept strictly confidential by Tenant and shall not be disclosed to any nonaffiliated person or entity.

(j)         Lease Tax.  If federal, state or local law now or hereafter imposes any tax, assessment, levy or other charge (other than any income tax) directly or indirectly upon the Landlord with respect to this Lease or the value thereof, or upon the Tenant’s use or occupancy of the Premises, or upon the rent, additional rent or any other sums payable under this Lease or upon this transaction, except if and to the extent that the same are included in the Annual Tax Costs (all of which are herein called “Lease Taxes”) the Tenant shall pay to the Landlord, as additional rent hereunder and upon demand, the amount of such tax, assessment, levy or other charge, unless the Tenant shall be prohibited by law from paying such tax, assessment levy or other charge, in which event the Landlord shall be entitled, at its election, to terminate this Lease, to be effective no sooner than twelve (12) months thereafter, by written notice to the Tenant delivered no later than six (6) months after the effectiveness of such change in the tax laws.

5.         Covenant to Pay Rent and Additional Rent; Late Charge.

Tenant shall, without prior demand, notice, setoff or deduction (except as otherwise expressly set forth in this Lease), pay the Fixed Rent and all other sums which may become due and payable by Tenant under this Lease, at the times, at the places and in the manner provided in this Lease.  All such other sums shall be payable as additional rent for all purposes whether or not they would otherwise be considered rent.  If any payment or any part thereof to be made by Tenant to Landlord pursuant to the terms of this Lease shall have become overdue for a period in excess of ten (10) days, a late charge of five cents ($.05) for each dollar so overdue may be charged by Landlord for the purpose of defraying the expense incident to handling such delinquent payment, together with interest from the date when such payment or part thereof was due at the Lease Interest Rate (defined below) or such lesser amount or rate, if any, as represents the maximum amount or rate Landlord lawfully may charge in respect of Tenant in such circumstances.  Nothing herein shall be construed as waiving any rights of Landlord arising out of any uncured defaults of Tenant (following applicable notice and cure periods) by reason of Landlord’s assessing or accepting any such late payment, the late charge and interest provided herein is separate and apart from any rights relating to remedies of the Landlord after uncured default (following applicable notice and cure periods) by Tenant in the performance or observance of the terms of this Lease.  Without limiting the generality of the foregoing, if an uncured Event of Default exists, Landlord may (but shall not be obligated to do so), in addition to any other rights it may have in law or equity, cure such default on behalf of Tenant and Tenant shall reimburse Landlord upon demand for any sums paid or costs reasonably incurred by Landlord in curing such default, including interest thereon at the Lease Interest Rate or such lesser rate as represents the maximum rate Landlord lawfully may charge in respect of Tenant in such circumstances, reasonable attorney’s fees and other legal expenses, including also the said late charge and interest on all sums paid and costs reasonably incurred by Landlord as aforesaid, which sums and costs together with late charge and interest thereon shall be deemed additional rent hereunder.  As used in this Lease, the “Lease Interest Rate” shall mean four percent (4%) plus the prime rate.

6.         Use.

The Premises are to be used only by Tenant for general office purposes, as well as a light laboratory/research on the first floor Premises, if applicable, and for other legally permitted uses incidental thereto.  Tenant shall not use or occupy the Premises or any part thereof, or permit the Premises or any part thereof to be used or occupied, other than as specified in the sentence immediately preceding.  Tenant shall permit its employees, invitees and guests to park only automobiles, or similarly sized vehicles, on the Property.  Such parking shall be provided at a rate of 3.7 spaces/1,000 rsf and shall be unreserved and be limited to Tenant’s proportionate share of the Building.

7.         Assignment and Subletting.

(a)         The Tenant shall not mortgage, pledge or encumber this Lease.  Except in connection with a Permitted Transfer (as hereinafter defined), the Tenant shall not assign this Lease or sublet or underlet the Premises or any part thereof, or permit any other person or entity to occupy the Premises or any part thereof, without on each occasion first obtaining the written consent thereto of the Landlord.  An assignment within the meaning of this Lease is intended to comprehend not only the voluntary action of Tenant, but also any levy or sale on execution or other legal process against Tenant’s goods or other property of the leasehold, and every assignment of assets for the benefit of creditors, and the filing of any petition or order or any adjudication in bankruptcy or under any insolvency, reorganization or other voluntary or compulsory procedure, and the calling of a meeting of creditors, and the filing by or against Tenant of any petition or notice for a composition with creditors, and any assignment by operation of law.  For purposes of the foregoing, a transfer, by any person or persons controlling the Tenant on the date hereof, of such control to a person or persons not controlling the Tenant on the date hereof shall be deemed to be an assignment of this Lease; provided however, the foregoing shall not apply to any transfers of interests that are traded on a national exchange.

(b)         Except in connection with a Permitted Transfer, if Tenant proposes to assign this Lease or sublet all or any portion of the Premises, Tenant shall, prior to the proposed effective date thereof (the “Effective Date”), deliver to Landlord a copy of the proposed agreement and all ancillary agreements with the proposed assignee or subtenant, as applicable.  Landlord shall then have all the following rights, any of which Landlord may exercise by written notice to Tenant given within thirty (30) days after Landlord receives the foregoing documents (a “Landlord Notice”):

(i)         With respect to a proposed assignment of this Lease, the right to terminate this Lease on the Effective Date as if it were the Expiration Date, upon which termination all of Tenant’s obligations under this Lease shall expire; provided, however, Tenant shall have the right, by written notice to Landlord given within five (5) days after the date of Tenant’s receipt of the Landlord Notice, to rescind its request for consent to an assignment, in which event the Lease shall continue in full force and effect;

(ii)         With respect to a proposed subletting of the entire Premises, the right to terminate this Lease on the Effective Date as if it were the Expiration Date, upon which termination all of Tenant’s obligations under this Lease shall expire; provided, however, Tenant shall have the right, by written notice to Landlord given within five (5) days after the date of Tenant’s receipt of the Landlord Notice, to rescind its request for consent to a sublease, in which event the Lease shall continue in full force and effect;

(iii)         With respect to a proposed subletting of 50% or more of the area of the Premises, the right to terminate this Lease as to the portion of the Premises affected by such subletting on the Effective Date, as if it were the Expiration Date, in which case Tenant shall promptly execute and deliver to Landlord an appropriate modification of this Lease in form satisfactory to Landlord in all respects; provided, however, Tenant shall have the right, by written notice to Landlord given within five (5) days after the date of Tenant’s receipt of the Landlord Notice, to rescind its request for consent to a proposed sublease, in which event the Lease shall continue in full force and effect; or

(iv)         Landlord may consent to the proposed assignment or sublease on such terms and conditions as Landlord may reasonably require, including without limitation, the execution and delivery to Landlord by the assignee of an assumption of liability agreement in form reasonably satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee’s ratification of an agreement to be bound by all of the provisions of this Lease, including the warrants of attorney to confess judgment in assumpsit and in ejectment; or, in the case of a sublease, the execution and delivery by the subtenant of a written agreement with Landlord, in such form and with such terms, covenants and conditions as may be reasonably required by Landlord; or

(v)         Landlord may withhold its consent to the proposed assignment or sublease, provided, however, that if Landlord declines to exercise one of the options set forth in items (i) through (iii) above, that Landlord will not unreasonably withhold its consent so long as the identity, reputation and financial strength of the proposed assignee or subtenant, and the proposed use of the Premises, are reasonably acceptable to Landlord; provided further, however, that Landlord shall in no event be required to consent to any sublease of space for rent and other charges less than those that the sublessor is required to pay or any assignment or subletting to a proposed assignee or subtenant that is (w) a government or any subdivision, agency or instrumentality thereof, (x) a school, college, university or educational institution of any type (whether for profit or non-profit), (y) an employment, recruitment or temporary help, service or agency or (z) another tenant of Landlord in Chesterbrook Corporate Center® or Glenhardie

Corporate Center® if Landlord has suitable space available for rent in Chesterbrook Corporate Center® or Glenhardie Corporate Center®.

(vi)         In the event that Landlord does consent to the assignment or subletting, Tenant shall have ninety (90) days from its receipt of Landlord’s notice thereof to enter into the proposed sublease or assignment with the prospective subtenant or assignee described in Tenant’s notice to Landlord.  If such sublease or assignment has not been executed within such time period and with such identified assignee or subtenant, the consent given by Landlord shall be considered to have been withdrawn.

(c)         No assignment or sublease, whether with or without the Landlord’s consent, shall in any way relieve or release the Tenant from liability for the performance of all terms, covenants and conditions of this Lease.

(d)         Except in the event of a Permitted Transfer, in the event of any sublease or assignment by Tenant of its interest in the Premises or this Lease or any portion thereof, whether or not consented to by Landlord, each monthly installment of Fixed Rent payable hereunder with respect to the Premises or the portion thereof subject to such subletting or assignment shall be increased by an amount equal to (i) in the case of any subletting, the Excess Rent (defined below) for such portion; and, in the case of any assignment, the Excess Rent payable by the assignee as amortized on a monthly basis over the remaining Term of this Lease with interest at the Lease Interest Rate (defined at Article 5 hereof).  As used herein, “Excess Rent” shall mean a sum equal to fifty percent (50%) of the amount by which the rent and other charges or other consideration paid to Tenant by any subtenant or assignee exceeds the pro rata portion, for each month of such subletting or assignment, of the Fixed Rent and additional rent for such space then payable for such month by Tenant to Landlord pursuant to the provisions of this Lease in the absence of this subsection (d), less the portion applicable to such month, when amortized from the dates incurred over the remaining term of the sublease or assignment, of Tenant’s cost of improvements made or paid for by Tenant to satisfy the needs of the subtenant, and legal fees, leasing commissions and similar capital costs incurred by Tenant in connection with the assignment or subletting.

(e)         If, pursuant to the exercise of the Landlord’s option in 7(b)(iii) above, this Lease terminates as to only a portion of the Premises, the Fixed Rent and Tenant’s Proportionate Share for the additional rent shall be adjusted in proportion to the portion of the Premises affected by such termination, as determined by Landlord; and Tenant, within thirty (30) days after Tenant’s receipt of written demand therefor and any supporting documentation reasonably requested by Tenant, shall pay to Landlord Landlord’s actual documented cost of any alterations necessary to separate such portion of the Premises from the remainder of the Premises plus three percent (3%) for Landlord’s overhead.

(f)         If Landlord exercises any of its options under section 7(b)(i), (ii) or (iii), Landlord may then lease the Premises or any portion thereof to Tenant’s proposed assignee or subtenant, as the case may be, without liability whatsoever to Tenant.

(g)         In the event Landlord fails to respond to any request for consent to an assignment, sublease or other transfer within ten (10) business days, Tenant shall have the right to provide Landlord with a second request for consent to such assignment, sublease or other transfer.  If Landlord’s failure to respond continues for five (5) business days after its receipt of such second request for consent, the assignment, sublease or other transfer for which Landlord has submitted a request for consent shall be deemed to have been consented to by Landlord.  Tenant’s second request for consent must specifically state that Landlord’s failure to respond within a period of five (5) business days shall result in the subject assignment, sublease or other transfer being deemed to have been consented to by Landlord.

(h)         In addition to, and not in lieu of, any other rights and remedies available to Landlord therefor, Landlord shall have the right to terminate this Lease if Tenant assigns or underlet the Premises without first obtaining Landlord’s written consent in violation of this Lease.  In the event that Landlord exercises said right to terminate, said termination shall become effective on the date set forth in Landlord’s written notice.

(i)         Tenant shall pay Landlord, as additional rent, a reimbursement for all reasonable and actual expenses incurred by Landlord, including counsel fees, in connection with Landlord’s review of any subletting or assignment request from Tenant, irrespective of Landlord’s election to approve or deny such request, not to exceed $2,500 per occurrence.

(j)         Notwithstanding the foregoing, Tenant may assign its entire interest under this Lease or sublet the Premises (i) to any entity controlling or controlled by or under common control with Tenant or (ii) to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as “Permitted Transfer”) without the consent of Landlord, provided: (1) no Event of Default exists; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant’s business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant; and (3) with respect to a Permitted Transfer to a proposed transferee described in clause (ii), such proposed transferee shall have a net worth which is at least equal to Tenant’s net worth immediately preceding the execution of this Lease.

8.         Condition of Premises; Improvement of the Premises.

(a)         Except as otherwise expressly set forth herein, the Premises is leased to Tenant in its current AS-IS, WHERE-IS CONDITION; provided that Landlord shall, at Landlord’s sole cost and expense using Building standard finishes, complete the renovation of the bathrooms and common areas (hallway carpeting) on the second floor of the Building (matching, as near as practicable, standards existing on the first floor of the Building and in compliance with all applicable building codes and regulations) prior to the Commencement Date (collectively, the “Base Building Work”).

(b)         Tenant Improvements.

(i)         Construction of Tenant Improvements.  Tenant will have plans for improvements to the Premises designed and approved in accordance with Section 8(b)(ii) (the “Tenant Improvements”) and constructed by Landlord as construction manager in accordance with Sections 8(b)(iii) and (iv).

(ii)         Tenant Improvement Plans.  Tenant’s specifications and plans for the Tenant Improvements shall be prepared by Tenant’s architect and provided to Landlord not later than January 30, 2017, and Landlord’s approval or denial of such plans to be communicated to Tenant within ten (10) business days of such delivery.  The tenant improvement plans will be prepared in commercially reasonable sufficient detail to permit Tenant or Landlord to construct the Tenant Improvements, and shall include partition layout (dimensioned), door location and door schedule including hardware, reflected ceiling plan, telephone and electrical outlets with locations (dimensioned), special electrical, HVAC and/or plumbing work, mechanicals, special loading requirements, such as the location of file cabinets and special equipment, openings in the walls or floors, all necessary sections and details for special equipment and fixtures, furniture layout and finishes including, without limitation, carpentry and millwork, floor coverings, wall coverings, color schedules, and any other special finishes.  The tenant improvement plans shall be prepared in accordance with applicable laws and code requirements.  Landlord shall not unreasonably withhold, condition or delay its approval of the tenant improvement plans.  Any comments or suggested changes of Landlord shall be in writing and may be noted on the applicable drawings and plans provided they are legible and sufficiently detailed as warranted under the circumstances, including specific references and notations on applicable drawings and plans to highlight areas in which changes are requested.  Tenant shall respond to any comments or suggested changes within five (5) business days of receipt from Landlord.  Any comments or suggested changes of Tenant shall be in writing and may be noted on the applicable drawings and plans provided they are legible and sufficiently detailed as warranted under the circumstances, including specific references and notations on applicable drawings and plans to highlight areas in which changes are requested.  Landlord shall then have five (5) business days to approve or deny such plans. This procedure shall be repeated with the parties working in good faith to resolve any differences until the Tenant construction plans are finally approved by Landlord and written approval has been delivered to and received by Tenant.  A “Tenant Review Day” is any full business day during which the tenant improvement plans awaits review, approval, and/or comments from Tenant following Landlord’s submission to Tenant for review.  After the eleventh (11th) total Tenant Review Day, each such subsequent Tenant Review Day shall constitute a Tenant Delay.  Upon approval by Landlord, the tenant improvement plans shall become final and shall not be changed except as set forth herein and without Landlord’s and Tenant’s further approval, which shall not be unreasonably withheld, conditioned or delayed (as finally approved, the “Tenant Improvement Plans”).  Upon approval of the Tenant Improvement Plans, Landlord shall specify those Tenant Improvements (including laboratory improvements) which Tenant must remove from the Premises upon termination of the Lease.

(iii)         Changes to Plans.  Tenant shall be permitted from time to time to direct changes in the Tenant Improvement Plans after the approval of the Tenant Improvement Plans in accordance with the procedures set forth herein.

(A)         Any request for any changes to the Tenant Improvement Plans by Tenant must be presented by Tenant to Landlord and its general contractor in writing (each, a “Change Order Request”).  Within five (5) business days of its receipt of any Change Order Request, (1) Landlord and/or its general contractor shall prepare a written proposal of the cost and time impacts to implement the Change Order Request (“Price/Time Adjustment”), or (2) if Landlord and/or the General Contractor reasonably believes that the Change Order Request does not comply with the applicable laws, Lease, applicable regulations or the insurance requirements, or Landlord does not approve the Change Order Request on some other basis, Landlord and/or its general contractor shall request revisions or modifications thereto.

(B)         If the Landlord and its general contractor have reviewed the Change Order Request and responded with the Price/Time Adjustment proposal for the Change Order Request, the Tenant shall expeditiously (within two (2) business days) respond as to its acceptance or rejection of the Price/Time Adjustment.  Tenant’s failure to timely respond shall be deemed a rejection of the Price/Time Adjustment.

(C)         If the Landlord requests revisions or modifications pursuant to this Article and the Tenant wishes to proceed with the Change Order Request, then Tenant shall submit such revisions or modifications within two (2) business days after its receipt of such request from Landlord or its general contractor.  Within five (5) business days following receipt by Landlord and its general contractor of such revisions or modifications, Landlord and its general contractor shall review such modifications and shall give its written response thereto, including any Price/Time Adjustment, or shall request other revisions or modifications thereon. The preceding two sentences shall be implemented repeatedly until Landlord and its general contractor and Tenant give written approval to the Change Order Request or Tenant withdraws the Change Order Request.  An approved Change Order Request shall be referred to as a Change Order once approved by the Tenant, Landlord and its general contractor.

(D)         For any Change Order for which Tenant accepted the Price/Time Adjustment set forth herein, the final Price/Time Adjustment shall be equal to the amount and time so set forth and will be binding on Landlord, General Contractor and Tenant, and any Price/Time Adjustment resulting from a Change Order shall increase the general contract lump sum and/or Project schedule.

(iv)         Completion by Landlord as Construction Manager.  Landlord as construction manager will solicit competitive bids for the construction of the Tenant Improvements from the following contractors and Landlord will enter into a construction contract with one of such contractors as determined by Landlord in its sole discretion, but after consultation from Tenant: McLucas; Shields; LK Miller; and HSC Builders.  The construction contract entered into with the selected general contractor shall be at a fixed, lump sum amount, and shall also include a detailed schedule for construction of the Tenant Improvements acceptable to Landlord and Tenant.  Landlord shall be paid an administrative and construction management fee for Landlord’s supervision of such construction in an amount equal to $41, 750.00 (the “Project Management Fee”), which management fee shall remain fixed and not subject to change for the project except for increases equal to two percent (2%) of the net cost increase or decrease resulting from any Change Order.  Landlord shall ensure that the general contractor (1) is qualified and licensed (as necessary); (2) is fully competent to timely and properly perform the services or work to be performed; (3) will be engaged under industry standard terms and conditions (including warranties, payment procedures, indemnity, Change Orders, waiver of liens, schedule of values, etc., but excluding bonding) and at industry compatible rates; (4) will comply in all respect to the requirements of this Lease and the Tenant Improvement Plans; and (5) will carry and maintain appropriate commercial general liability and other insurance satisfactory to Landlord.

(v)         Delay in Substantial Completion of the Tenant Improvements.  Landlord shall use good faith diligent efforts to cause the Tenant Improvements to be Substantially Completed not later than July 1, 2017, subject to force majeure and Tenant Delays.  If the Premises are not delivered to Tenant with the Tenant Improvements Substantially

Completed by August 29, 2017, Tenant will receive a credit against Fixed Rent for each day from August 15, 2017, as such date is extended for each day of force majeure and Tenant Delay occurring from the date of this Lease, until the date of Substantial Completion (as extended, the “Rent Credit Date”).

(vi)         Tenant Delay.  For purposes of determining the date when the Premises are ready for occupancy (and, correspondingly, the date of Substantial Completion of the Tenant Improvements, the Commencement Date and the Rent Credit Date), there shall not be considered the duration of any delay (“Tenant Delay”) which is caused by:

(A)         changes in the work to be performed by Landlord in readying the Premises for Tenant’s occupancy, which changes shall have been requested by Tenant after the approval by Landlord and Tenant of the Tenant Improvement Plans;

(B)         delays, not caused by Landlord, in furnishing materials or procuring labor required by Tenant for installations or work in the Premises including but not limited to laboratory components of the Tenant Improvements;

(C)         any failure by Tenant to furnish any required plan, information, approval or consent within the required period of time (including, without limit, delivery of the Tenant Improvement Plans not later than January 30, 2017); or

(D)         the performance of any work or activity in the Premises by Tenant or any of its employees, agents or contractors.

The Tenant Improvements shall be deemed Substantially Complete and the Commencement Date shall occur on the date the Premises would have been ready for occupancy but for the causes described in this subparagraph.

(vii)         Construction Standards, Punchlist, Substantial Completion.  All construction shall be done in a good and workmanlike manner, shall be free from defects and deficiencies, shall comply at the time of completion with all applicable laws and requirements of the governmental authorities having jurisdiction, and shall be in accordance with the Tenant Improvement Plans.  Tenant shall have the right to inspect the Tenant Improvements at all reasonable times during business hours upon written notice and request to Landlord, provided however, Tenant shall not destroy or damage any such work in place, and that Tenant’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Tenant’s rights hereunder nor shall Tenant’s inspection of the Tenant Improvements constitute Tenant’s approval of the same.  Tenant may attend construction project meetings and, in connection with its monitoring of the construction, will be provided with copies of meeting minutes, payment applications and payments, schedules, inspection reports, punchlists, and other construction records upon their distribution.  Landlord shall provide a certificate of occupancy to Tenant upon Substantial Completion of the work.  However, prior to the Premises being delivered to Tenant and the commencement of the Term, a representative of Landlord and a representative of Tenant shall walk through the Premises and jointly prepare a list of items which, in the mutual opinion of Landlord and Tenant, have not been fully completed or which require repair by the general contractor (the “Punchlist Items”), which list may be supplemented jointly by Landlord and Tenant.  Landlord shall use reasonable commercial efforts to cause the general contractor to complete or repair the Punchlist Items within thirty (30) days after the date of the “walk-through,” or, if such Punchlist Items cannot reasonably be completed or repaired within thirty (30) days, shall use commercially reasonable efforts to complete or repair such items as quickly as possible and at minimal interruption to Tenant.  For purposes of this Lease, “Substantial Completion” of the Tenant Improvements shall be the date all of the following conditions are satisfied, or an earlier date by which such conditions would have been satisfied but for delays caused solely by Tenant, including but not limited to any delay in providing Tenant’s specifications and plans for the Tenant Improvements and Tenant’s Change Orders: (1) Landlord notifies Tenant in writing that the general contractor has substantially completed the Tenant Improvements, leaving only Punchlist Items remaining; (2) Landlord provides to Tenant a certificate from Landlord’s engineer or general contractor attesting to such Substantial Completion in the customary form, and signed by Landlord; (3) a conditional or permanent certificate of occupancy has been issued by the applicable regulatory authority for the Premises as they relate to the Tenant Improvements that permits Tenant’s occupancy and use of the Premises for the purposes contemplated by the Lease; (4) the other portions of the building and the Premises, including the loading dock, are accessible to Tenant via the lobby, entranceways, elevators and hallways as permitted under the Lease; (5) the Premises are broom clean; and (6) the building systems (i.e., base building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems) are in good working order and repair.

(viii)         Warranty.  Landlord shall ensure that the general contract contains a warranty by the general contractor that when completed, the Tenant Improvements will be free and clear of material defects in workmanship and material for one year after Substantial Completion of the Tenant Improvements, and that general contractor will correct free of charge during this warranty period any material defect within thirty (30) days of its receipt of a notice from Landlord of such defect (with customary exceptions and exclusions for normal wear and tear, etc.); provided, however, that if a defect is of such a nature that the same cannot be corrected completely within said thirty (30)  day period, then general contractor will commence correcting the defect within said thirty (30)  day period and proceed diligently and in good faith to completely correct the defect. Landlord will use commercially reasonable efforts to cooperate with Tenant and to enforce such warranties upon notice of any claim by Tenant, or alternatively Landlord may assign such warranties to Tenant.

(ix)         Tenant Improvement Costs.  Tenant shall, subject to Section 8(b)(x) below, be responsible for and pay the costs, expenses and fees incurred for the construction of the Tenant Improvements, including without limitation (1) Tenant’s architectural, engineering and design costs associated with the Tenant Improvements, (2) the cost charged to Landlord or Tenant by the general contractor and all subcontractors for performing construction of the Tenant Improvement, (3) the cost to Landlord of directly performing any part of the construction of the Tenant Improvements, (4) the Project Management Fee, (5) construction permit fees, (6) costs of built-in furniture that is part of the Tenant Improvement Plans, (7)  mechanical and structural engineering fees for the Tenant Improvements, and (8) Tenant’s cabling and costs of moving furniture and equipment into and within the Building (together, the “Tenant Improvement Costs”).  Notwithstanding Tenant’s responsibility to Landlord for the Tenant Improvement Costs associated with the Landlord’s general contractor for work to construct the Tenant Improvements, Landlord shall be responsible for direct payments to its general contractor under the general contract with no recourse to Tenant.

(x)         Tenant Allowance.  Landlord shall provide an allowance to Tenant equal to $1,703,730.00 (the “Tenant Allowance”), which Tenant Allowance shall be applied by Landlord to the payment of the Tenant Improvements Costs; any remaining balance may be used by Tenant for any costs or expenses related to or arising from the design, construction, permitting, general conditions, management and inspection of the Tenant Improvements and tenant improvements for any Expansion Space (as defined in Section 40) but only if expended within 365 days from the Commencement Date defined in Section 3(a).  In addition, and not as part of the Tenant Allowance, Landlord shall pay for the preparation of one test fit plan to be prepared by Tenant’s architect up to an amount of $3,903.68 (the “Test Fit Allowance”).  Upon submission of an invoice evidencing completion of the test fit plan by Tenant’s architect, Landlord shall pay such architect an amount equal to the lesser of the invoiced amount or the Test Fit Allowance.  Any excess payment required by the architect shall be paid by Tenant.

(xi)         Payment for Tenant Improvement Costs. If there is a projected excess of Tenant Improvement Costs based upon the budget for the Tenant Improvements, Tenant agrees to prepay such projected excess to Landlord within ten (10) days of being billed therefor, even though such costs have not been incurred.  Upon completion of the Tenant Improvements by Landlord, Tenant shall pay to Landlord all costs incurred in excess of the Tenant Allowance, which were not previously paid by Tenant to Landlord, or Landlord shall reimburse to Tenant any amount of the projected costs of the Tenant Improvements prepaid by Tenant to Landlord which were not actually expended by Landlord for the Tenant Improvements.  The Tenant Allowance shall be released by Landlord as follows:

(c)         Direct Tenant Work.  Notwithstanding anything herein, Tenant’s furniture, security, telephone and data wiring and cabling (hereinafter called the “Direct Tenant Work”) shall be installed in accordance with the Tenant Improvement Plans by contractors contracting with Tenant and not with Landlord.

(d)         Access; Acceptance of Work.  Landlord shall afford Tenant and its employees, agents and contractors access to the Premises, at reasonable times prior to the Commencement Date and at Tenant’s sole risk and expense, in accordance with Exhibit “D” (“Early Access by Tenant”).

(e)         Representations and Warranties. Landlord represents and warrants to Tenant that (i) the Building is not subject any covenants, encumbrances, conditions, restrictions, private agreements, reciprocal easement agreements or any other exceptions to title which prohibits or limits Tenant’s ability to use the Building and Premises for the purposes described in this Lease (collectively, the “Encumbrances”), (ii) the Property is not in violation of the Encumbrances; (iii) the Property (including the Building and  Premises) is presently (and will be as of the Commencement Date) in compliance with all laws (including, but not limited to, the Americans with Disabilities Act), Encumbrances and fire underwriter’s requirements; (iv) there are no outstanding delinquent real estate taxes or assessment for the Building; (v) the Building is not subject to any pending, or, to Landlord’s knowledge threatened litigation; (vi) Landlord holds fee simple title to the Building; and (vii) the Premises are not leased and are not subject to any rights of first refusal, rights of first offer, options or other preferential rights to lease, occupy, license or purchase.  Landlord makes no representations or warranties with respect to the zoning of the Premises or Tenant’s intended use of the Premises.

9.         Alterations.

No alterations, additions or improvements (excluding cosmetic work, as set forth herein) shall be made to the Premises or any part thereof by or on behalf of Tenant without first submitting a detailed description thereof to Landlord and obtaining Landlord’s written approval.  In the event Landlord fails to respond to any request for consent to an alteration within ten (10) business days, Landlord shall be deemed to have denied such requested alteration.  Cosmetic work (such as painting and carpeting) is permitted without Landlord’s consent provided the same shall not exceed $50,000.00 in the aggregate in any twelve (12) month period. For any alterations, additions or improvements affecting structural portions of the Building or any Building systems, Landlord, at Landlord’s option, shall have the right to provide construction management for and on behalf of Tenant at Tenant’s sole expense constituting five percent (5%) of the alteration’s total cost.  All alterations, additions or improvements made by Tenant and all fixtures attached to the Premises shall become the property of Landlord and remain at the Premises or, at Landlord’s option, after written notice to Tenant, any or all of the foregoing which may be designated by Landlord shall be removed at the cost of Tenant before the expiration or sooner termination of this Lease and in such event Tenant shall repair all damage to the Premises caused by the installation or removal; provided that Tenant may submit a written request to Landlord at the time of seeking Landlord’s approval for any alteration, addition or improvement requesting a determination by Landlord as to whether such alteration, addition or improvement will need to be removed at the expiration or sooner termination of the Lease in which event Landlord’s determination shall be shall be binding.  Notwithstanding anything in this Lease, unless otherwise requested by Landlord in writing, Tenant shall remove all Direct Tenant Work (defined at Article 8(b) hereof) and shall repair all damage to the Premises caused by the installation or removal of such Direct Tenant Work.  Except as set forth in Article 16(b)(viii), Tenant shall not erect or place, or cause or allow to be erected or placed, any sign, advertising matter, lettering, stand, booth, showcase or other article or matter in or upon the Premises and/or the building of which the Premises are a part, without the prior written consent of Landlord, not to be unreasonably withheld; provided however, Tenant may place such items within the Premises so long as not visible from the exterior of the Premises.  Tenant shall not place weights anywhere beyond the safe carrying capacity of the structure.

10.         Rules and Regulations.

The rules and regulations attached to this Lease as Exhibit “E”, and such additions or modifications thereof as may from time to time be made by Landlord upon written notice to Tenant, shall be deemed a part of this Lease, as conditions, with the same effect as though written herein, and Tenant also covenants that said rules and regulations will be faithfully observed by Tenant, Tenant’s employees, and all those visiting the Premises or claiming under Tenant.  All such changes to rules and regulations will be reasonable and will be generally applicable to all tenants of the Building and shall be sent by Landlord to Tenant in writing. In the event of a conflict between the rules and regulations and the terms of this Lease, the terms of this Lease shall control. Landlord shall not knowingly enforce the rules and regulations against Tenant in a discriminatory manner.

11.         Fire or Other Casualty.

(a)         If, during the term of this Lease, or any renewal or extension thereof, the Building is so damaged by fire or other casualty that the Premises are rendered unfit for occupancy (whether or not the Premises are damaged), Landlord shall deliver notice to Tenant of the estimated time to repair the damage within sixty (60) days after the date of such fire or other casualty (the “Repair Estimate”).  If the Repair Estimate provides that the damage cannot be repaired within two hundred seventy (270) days from the casualty, then either Landlord or Tenant may terminate this Lease upon written notice to the other given within thirty (30) days after the Repair Estimate is delivered by Landlord to Tenant, which termination shall be effective as of the date of the occurrence of such damage, and Tenant shall pay the rent apportioned to the time of such termination and Landlord may enter upon and repossess the Premises without further notice.  If neither Landlord or Tenant elects to terminate the Term of this Lease, Landlord, subject to reasonable delays for insurance adjustments and to delays caused by matters beyond Landlord’s reasonable control, will repair whatever portion, if any, of the Premises or of the Building serving the Premises which may have been damaged and Landlord may enter and possess the Premises for that purpose; while the Tenant is deprived of the Premises, the Fixed Rent shall be suspended in proportion to the number of square feet of the Premises rendered untenantable.   Such restoration shall be to substantially the same condition prior to the casualty, except for modifications required by applicable laws or by Landlord’s lender.  If the Premises or the Building shall be damaged so that such damage does not render any portion of the Premises unfit for occupancy, Landlord will repair whatever portion, if any, of the Premises or of the Building serving the Premises which may have been damaged and Tenant will continue in possession and rent will not be apportioned or suspended.  Notwithstanding any other provisions of this Article 11, (a) Landlord shall have no duty to repair or replace any personal property, or any of Tenant’s fixtures or equipment or any alterations, improvements or decorations made by Tenant, or any Direct Tenant Work, (b) Landlord shall have no liability to Tenant for, and except as set forth in the next paragraph, Tenant shall not be entitled to terminate this Lease by virtue of, any delays in completion of repairs and (c) Landlord shall have the right to terminate this Lease upon giving written notice to Tenant at any time within thirty (30) days after the date of the damage if the Premises is damaged by fire or other casualty during the last six (6) months of the Term unless Tenant, having the right to renew the Term pursuant to an express provision contained in this Lease, has effectively extended the Term for a term in excess of one (1) year following the occurrence of the fire or other casualty.

(b)         Tenant shall have the right to terminate this Lease by sending written notice of termination to Landlord within ninety (90) days after the Outside Date (as hereinafter defined) if the repair work is not completed by such date, subject to force majeure. “Outside Date” means (i) if the Landlord estimated that the repair work would require less than two hundred seventy (270) consecutive dates to complete, the 360th day after the date of such casualty or (ii) if Landlord estimated that the repair work would require more than two hundred seventy (270) consecutive days to complete, the date which is ninety (90)  days after the estimated completion date set forth in the Repair Estimate.

12.         Landlord’s Right to Enter.

Tenant will permit Landlord, Landlord’s agents or employees or any other person or persons authorized in writing by Landlord, upon at least twenty-four (24) hours prior notice (except in the event of an emergency):

(a)         to inspect the Premises at any time,

(b)         to enter the Premises if Landlord shall so elect for making alterations, improvements or repairs to the Building or for any purpose in connection with the operation or maintenance of the Building, and

(c)         during the last twelve (12) months of the Term, to enter and exhibit the Premises to be let.

No such entry shall be treated as a deprivation or interference with Tenant’s use and possession of the Premises; provided Landlord and its agents, employees or any other person or persons authorized in writing by the Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises.

13.         Insurance.

(a)         Tenant will not do or commit any act or thing, or suffer or permit any act or thing to be done or committed, as a result of which any policy of insurance of any kind on or in connection with the Property shall become void or suspended, or the insurance risk on the Building or any other portion of the Property shall (in the opinion of the insuring companies) be rendered more hazardous.  Tenant shall pay as additional rent the amount of any increase of premiums for such insurance, resulting from any breach of this covenant.

(b)         Tenant shall maintain throughout the Term, at Tenant’s expense:

(i)         Commercial General Liability Insurance with coverage limits of not less than $1,000,000 combined single limit for bodily injury, personal injury, death and property damage per occurrence and per location aggregate insuring tenant and naming owner, landlord, partners, shareholders, members, officers, directors, mortgages, agents, representatives and employees (collectively landlord), including without limitation those parties set forth in subsection (c) below, as additional insureds insuring against any and all liability of the insureds with respect to the Premises or arising out of or related to any occurrences within the Premises, Tenant’s use or occupancy of the Premises, the condition of the Premises, the acts or omissions of Tenant and its agents, employees, contractors in the Premises and elsewhere in the Building, the installation, construction and/or maintenance of the Tenant Improvements or other alterations or improvements by Tenant;

(ii)         Workers’ Compensation coverages required by law, together with Employers’ Liability coverage with a limit of not less than $500,000 (or the statutory requirement if higher) per injury;

(iii)         Property Insurance written on an ISO special causes of loss or similar form, covering the Tenant Improvements, all equipment, and contents in an amount of not less than the 100% replacement cost without co-insurance;

(iv)         Insurance covering loss of income or business interruption losses for a period of one (1) year;

(v)         Intentionally Omitted.

(vi)         Automobile Liability Insurance including coverage for Hired Car and Non-Owned automobile liability with coverage limits of not less than $1,000,000 combined single limit for bodily injury and property damage; and

(vii)         Umbrella Liability Insurance with coverage for the full limit carried by the Tenant but not less than $5,000,000 covering over the Commercial General Liability, and Employers’ Liability limits outlined above.  The Umbrella Liability limit should be sufficiently high to reflect the exposures presented.

(c)         Landlord, Landlord’s property manager, Landlord’s asset manager and Landlord’s mortgagees, shall be named as additional insured on a primary and non-contributory basis as respects General Liability outlined above.

(d)         All insurance policies shall be issued by insurance carriers having an A.M. Best rating of A- VIII and licensed to do business in the state where the Building is located.

(e)         Landlord shall maintain throughout the Term so-called all-risk or fire and extended coverage insurance upon the Building.  The cost of the premiums for such insurance and of any endorsements thereto shall be deemed, for purposes of Article 4 of this Lease, to be part of the costs of operating and maintaining the Property.  Landlord shall have the right, at its sole discretion to maintain other insurance as a reasonably prudent landlord would obtain for similar property.

(f)         Notwithstanding anything in this Lease to the contrary, each party hereto hereby releases the other party, its agents and employees to the extent of the releasing party’s actual recovery under its insurance policies, from any and all liability for any loss or damage which may be inflicted upon the property of such party, notwithstanding that such loss or damage shall have arisen out of the negligent act or omission of the other party, its agents or employees, provided, however, that this release shall be effective only with respect to loss or damage occurring during such times as the appropriate policy of insurance of the party so releasing shall contain a clause to the effect that such release shall not affect the said policy or the right of the insured to recover thereunder; each party hereto shall use reasonable efforts to have such a clause included in its said policies..

14.         Repairs and Condition of Premises.

At the expiration or other termination of this Lease, Tenant shall leave the Premises, and during the Term will keep the same, in substantially the same order and condition as delivered to Tenant, ordinary wear and tear, damage by fire or other casualty (which fire or other casualty, to the extent the same only affects the Premises, has not occurred through the negligence of Tenant or those claiming under Tenant or their employees or invitees respectively) and repairs to be performed by Landlord under Article 16(a)(v) of this Lease alone excepted; for that purpose and, except as stated in this Lease, Tenant will make all necessary repairs and replacements to the interior of the Premises, excluding any structural components of the Building.  Tenant will use every reasonable precaution against fire and will give Landlord prompt notice of any damage to or accident upon the Premises.  Tenant will also at all times, subject to Article 16(a)(iv) of this Lease, remove all dirt, rubbish, waste and refuse from the Premises and at the expiration or sooner termination of the Term will also have had removed all its property therefrom, to the end that Landlord may again have and repossess the Premises.  Any of Tenant’s property remaining on the Premises on the date of the expiration or termination of the Term shall be deemed abandoned by Tenant and may be removed and disposed of in such manner as Landlord may, at its sole discretion, determine, and Tenant shall reimburse Landlord, upon demand, for the cost of such removal and disposal, plus five percent (5%) for overhead.

15.         Compliance with Law.

(a)         Landlord shall be responsible for compliance with all laws and ordinances existing as of the Commencement Date and all notice requirements, orders, regulations and recommendations (whatsoever nature thereof may be) of any and all federal, state, county or municipal authorities, with respect to the Building, the Land, the common areas of the Building and the Land.  Tenant shall comply promptly with all laws and ordinances, including, without limitation, the Americans With Disabilities Act, and all notices, requirements, orders,regulations and recommendations (whatever the nature thereof may be) of any and all the federal, state, county or municipal authorities or of the Board of Fire Underwriters or any insurance organizations, associations or companies, with respect to Tenant’s use and occupancy of the Premises and any property appurtenant thereto and any use thereof; Tenant also agrees that it shall not knowingly do or commit any act or thing, or suffer to be done or committed any act or thing anywhere on the Property contrary to any of the laws, ordinances, notices, requirements, orders.

(b)         “Environmental Laws” means all present or future federal, state or local laws, ordinances, rules or regulations (including the rules and regulations of the federal Environmental Protection Agency and comparable state agency) relating to the protection of human health or the environment.  “Hazardous Materials” means pollutants, contaminants, toxic or hazardous wastes or other materials the removal of which is required or the use, treatment, storage or disposal of which is regulated, restricted, or prohibited by any Environmental Law.

(c)         Tenant agrees that (i) no activity will be conducted on the Premises that will use or produce any Hazardous Materials, except for activities which are part of the ordinary course of Tenant’s business, which may include chemistry and biology research and development activities (but which do not include the use or testing of live animals on the Premises) which are conducted in accordance with all applicable Environmental Laws (“Permitted Activities”); (ii) the Premises will not be used for storage of any Hazardous Materials, except for materials used in the Permitted Activities which are properly stored in a manner and location complying with all applicable Environmental Laws; (iii) no portion of the Premises or Property will be used by Tenant or Tenant’s Agents for disposal of Hazardous Materials; (iv) promptly following Landlord’s written request, Tenant will deliver to Landlord copies of all Material Safety Data Sheets and other written information prepared by manufacturers, importers or suppliers of any chemical; and (v) Tenant will promptly notify Landlord of any violation by Tenant or Tenant’s Agents of any Environmental Laws or the release or suspected release of Hazardous Materials in, under or about the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice, filing or permit sent or received by Tenant with respect to the foregoing.  If at any time during or after the Term, any portion of the Property is found to be contaminated by Tenant or Tenant’s Agents or subject to conditions prohibited in this Lease caused by Tenant or Tenant’s Agents, Tenant will indemnify, defend and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, reasonable attorneys’ fees, damages and obligations of any nature arising from or as a result thereof, and Landlord shall have the right to direct remediation activities in coordination with Tenant and in compliance with all Laws, all of which shall be performed at Tenant’s cost.  Tenant’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease.

(d)         Landlord hereby covenants and agrees that Landlord shall be responsible for all environmental remediation of the Property, if any, which is required from time to time by applicable Environmental Laws then in effect and applicable to the then current use of the Property, but only to the extent not caused or permitted by Tenant, its agents, servants, employees, contractors, invitees or subtenants.  Tenant shall have no liability for any Hazardous Material located at the Property prior to the Commencement Date, or for any fines, penalties or other sanctions which may be imposed or asserted by any governmental entity having jurisdiction over the Property for any remediation activities for Hazardous Material located at the Property prior to the Commencement Date, including by reason of any failure to conduct such remediation activities or the failure to conduct such remediation activities in compliance with applicable law (collectively, “Environmental Costs”).

16.         Services.

(a)         Landlord agrees that it shall:

(i)         HVAC.  Furnish heat, ventilation and air conditioning to the Premises, Monday through Friday from 8:00 AM to 6:00 PM, holidays excepted; holidays, as such term is used in this Lease, shall mean days observed as holidays by the United States government, the Commonwealth of Pennsylvania, the County of Chester or the Township of Tredyffrin, as well as days declared as holidays in any union contract affecting the operations of the Building; heat, ventilation and air conditioning required by Tenant at other times shall be supplied without additional charge, upon demand either through controls installed in the Premises or access to Landlord’s building management system, it being understood that the heating, ventilating and air conditioning system serving the Premises shall be available to Tenant on a 24 hour per day, 7 day per week basis, without charge other than Tenant Energy Costs.  The heating, ventilating, and air conditioning shall provide reasonably comfortable conditions, provided that in any given room or area of Tenant’s demised premises, the occupancy does not exceed one person for each 150 square feet, and total electric load does not exceed 5 watts per sq. ft. (plus supplemental power added by Tenant, if required) for all purposes, including lighting and power; Landlord shall not be responsible for the failure of the air conditioning system to meet the foregoing design performance specifications if such failure results from excess occupancy of the Premises or if Tenant installs and operates machines and appliances, the installed electrical load of which, when combined with the load of all lighting fixtures, exceeds 5 watts per sq. ft.; if the Premises are used in a manner exceeding the aforementioned occupancy and electric load criteria, Tenant shall pay to Landlord, promptly upon billing, Landlord’s costs of supplying air conditioning resulting from such excess, (without markup) as reasonably determined by Landlord; if due to use of the Premises in a manner exceeding the aforementioned occupancy and electrical load criteria, or due to rearrangement of partitioning after the initial preparation of the Premises, interference with normal operation of the heating, ventilating or air conditioning in the Premises results, necessitating changes in the system servicing the Premises, such changes may be made by Landlord upon request by Tenant at Tenant’s sole cost and expense, subject to the provisions of section (b) of this Article 16.  Tenant agrees at all times to cooperate fully with Landlord and to abide by all of the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the said heating, ventilating and air conditioning system; the foregoing heating, ventilating and air conditioning services shall be subject to any statute, ordinance, rule, regulation, resolution or recommendation for energy conservation which may be promulgated by any governmental agency or organization and which Landlord in good faith may elect to abide by or shall be required to abide by.  On the Commencement Date, Landlord shall deliver all heat pumps and HVAC units (the “HVAC Equipment”) servicing the Premises in good working order and condition.  Notwithstanding the foregoing or anything to the contrary contained herein, Tenant shall be solely responsible at its sole cost and expense, for the maintenance and repair of the HVAC Equipment and any supplemental heat, ventilation and air conditioning unit in the Premises whether installed by Tenant or in the Premises on the Commencement Date.  The cost of replacement of any HVAC Equipment shall be paid by Landlord without pass through to Tenant as an Operating Expense;

(ii)         Elevators.  Provide passenger elevator service to the Premises during all working days (Saturday, Sunday and holidays excepted) from 8:00 AM to 6:00 PM, with one (1) elevator subject to call at all other times;

(iii)         Access.  Furnish to Tenant’s employees and agents access to the Premises at all times, subject to compliance with such reasonable security measures as shall be in effect for the Building;

(iv)         Janitorial.  Provide to the Premises janitorial service in accordance with the schedule annexed hereto as Exhibit “F”; any and all additional or specialized janitorial service desired by Tenant shall be contracted for by Tenant directly with Landlord’s janitorial agent and the cost and payment thereof shall be and remain the sole responsibility of Tenant; no trash removal services will be provided by Landlord for the removal of trash or refuse of a character or quantity not customary for normal office users, unless Tenant shall first agree to the payment of Landlord’s cost thereof;

(v)         Repairs.  Make all structural repairs to the Building and the Premises, all repairs which may be needed to the mechanical, HVAC, electrical and plumbing systems in and/or servicing the Premises (excluding repairs to any non-building standard fixtures, supplemental HVAC units and equipment, and/or other improvements installed or made by or at the request of Tenant all of which must be repaired and maintained by the Tenant), and all repairs to exterior windows and glass (including caulking and weatherstripping); in the event that any repair is required by reason of the negligence or abuse of Tenant or its agents, employees, invitees or of any other person using the Premises with Tenant’s consent, express or implied, Landlord may make such repair and the cost thereof, plus ten percent (10%) of such cost for Landlord’s overhead, shall be paid by Tenant to Landlord within fifteen (15) days after demand, unless Landlord shall have actually recovered or has the right to recover such cost through insurance proceeds;

(vi)         Water.  Provide hot and cold water, for drinking, lavatory, toilet and ordinary cleaning purposes, at each floor;

(vii)         Public Areas.  Keep and maintain the public areas and facilities of the Building clean and in good working order, and the sidewalks and parking areas adjoining the Building in good repair and free and clear from accumulations of snow, ice and debris;

(viii)         Electricity.  Furnish to Tenant electric energy as required by Tenant but in no event exceeding 5 watts per square foot of rentable area for the use of Tenant in the Premises; Landlord shall install and maintain such meters as Landlord shall deem necessary to measure, respectively, the consumption by Tenant and each other tenant of the Building of electric energy in the respective areas of the Building leased to tenants; Landlord shall not be liable in any way to Tenant for failure or defect in the supply or character of electric energy furnished to the Premises or to the Building by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason whatsoever not attributable to Landlord; Tenant agrees, to the extent, if any, in the future required by the Pennsylvania Public Utility Commission or federal or state law as a necessary condition to the supply of electric energy to the Premises, to become an individually metered customer of such public utility, in which event, upon receipt of each bill to Tenant from such public utility for electric service to the Premises, Tenant shall pay directly to the public utility company the amount of such bill; Landlord shall furnish and install all replacement tubes, lamps, bulbs and ballasts required in the Premises, at Tenant’s expense; Tenant’s use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises.

(ix)         Signage.  Landlord shall provide Tenant with building standard directory and suite entrance signage at Landlord’s cost.  Any modifications to such signage shall be subject to the prior approval of Landlord and Tenant shall be required to pay all costs related to any such modification.  Provided that Tenant occupies no less than 40,000 rentable square feet within the Building, Tenant shall also be permitted, subject to Landlord’s approval (not to be unreasonably withheld, conditioned or delayed), to install signage on fifty percent (50%) of the existing monument located at the Building.  In the event that Tenant desires to install any graphics/furniture/decorations on the second floor outside of the Premises, or inside the Premises that are visible from outside of the Premises, such graphics shall be approved in writing by the Landlord prior to installation, such consent not to be unreasonably withheld, conditioned or delayed.

(b)         Special Equipment.  Other than as installed as part of the Tenant Improvements, Tenant shall not install any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacements or additions to any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other systems serving the Premises or any other portion of the Building; or to any of the services required of Landlord under this Lease, without the prior written consent of the Landlord (which consent shall not be unreasonably withheld, conditioned or delayed).  In the event that such consent is granted, such replacements, changes or additions shall be paid for by Tenant.  At the expiration or earlier termination of the

Term, Tenant shall pay to Landlord Landlord’s cost of restoring such systems (other than those installed as components of the Tenant Improvements) to their condition prior to such replacements, changes or additions, unless Landlord has required such special equipment to be removed.

(c)         Interruption of Service.  In case of accident, strikes, inability to obtain supplies, breakdowns, repairs, renewals or improvements to the Building or replacement of machinery therein, or for other cause pertaining to the Building deemed reasonably sufficient by Landlord in its reasonable judgment, the operation of any of the elevators or other machinery or apparatus may be changed or suspended; provided Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy in connection therewith.  As to heat, ventilation, air conditioning, cleaning service, electricity and elevator service, and any other services, Landlord shall not be responsible or liable in any way for any failure, interruption or inadequacy in the quantity or quality of the same where directly caused by war, civil commotion, governmental restrictions, prohibitions or other regulations, strikes, labor disturbances, inability to obtain adequate supplies or materials, casualties, repairs, replacements, or causes beyond Landlord’s reasonable control whether similar or dissimilar to the foregoing, provided that Landlord shall use commercially reasonable efforts to mitigate any such failure, interruption or inadequacy.  Notwithstanding the foregoing, however, if a cessation of the elevator or other mechanical apparatus, electric, heating, ventilation or air conditioning service occurs which (i) materially impairs the ability of Tenant to access or utilize all or a substantial portion of the Premises due to such condition, (ii) was caused by, or continues due to, the negligence or willful misconduct of Landlord or Landlord’s agents or employees, and (iii) continues for more than five (5) business days, then Fixed Rent shall abate beginning on the sixth (6th) business day and shall continue until service is fully restored.

17.         Notice of Breakage, Fire, Theft.

Tenant shall give to Landlord prompt written notice, but in no event later than forty-eight (48) hours after obtaining knowledge of the occurrence in question, of any

(a)         accident or breakage or defects in the window glass, wires, plumbing or heating ventilating or cooling apparatus, elevators or other apparatus, walls or ceiling tiles affecting the Premises,

(b)         fire or other casualty affecting the Premises, or

(c)         theft affecting the Premises.

18.         Indemnification; Release.

(a)         Subject to Article 13(f), Landlord shall not be held responsible for and is hereby expressly relieved from any and all liability by reason of any injury, loss, or damage to any person or property in or about the Premises or the Property whether the loss, injury or damage be to the person or property of Tenant or any other person, unless due to the negligence or willful misconduct of Landlord or its agents, employees or contractors.  Subject to Article 13(f), Tenant agrees further to indemnify, defend and save Landlord harmless from and against all claims, actions, damages, liabilities and expenses, including but not limited to reasonable attorneys’ fees and other legal expenses, on account of such injury, loss or damage arising (i) from any occurrence in, upon or at the Premises, unless due to the negligence or willful misconduct of Landlord, or Landlord’s agents, contractors, invitees and employees, or (ii) from any occurrence in or about the Property arising from the negligence or willful misconduct of Tenant.

(b)         Tenant shall not be held responsible for and is hereby expressly relieved from any and all liability by reason of any injury, loss, or damage to any person or property in or about the Property (exclusive of the Premises) whether the loss, injury or damage be to the person or property of Landlord or any other person, unless due to the negligence or willful misconduct of Tenant.  Landlord agrees to indemnify, defend and save Tenant harmless from and against all claims, actions, damages, liabilities and expenses, including but not limited to reasonable attorneys’ fees and other legal expenses, on account of such injury, loss or damage arising from (i) the negligence or willful misconduct of Landlord and Landlord’s agents, contractors, invitees and employees, and (ii) any breach, violation, or non-performance by Landlord of any term, covenant, or provision of this Lease.

19.         Mechanics’ and Other Liens.

(a)         Tenant covenants that it shall not (and has no authority to) create or allow any encumbrance against the Premises, the Property, the Building or any part of any of them or Landlord’s interest therein.

(b)         Tenant covenants that it shall not suffer or permit to be created, or to remain, any lien or claim thereof (arising out of any work done or services, material, equipment or supplies furnished for or at the request of Tenant or by or for any contractor or subcontractor of Tenant), but not to the extent resulting from the acts or omissions of Landlord or Landlord’s agents, contractors or employees, which is or may become a lien upon the Premises, the Property, the Building or any part of any of them or the income therefrom or any fixture, equipment or similar property therein.

(c)         If any lien or claim shall be filed, Tenant, within twenty (20) days after obtaining actual notice of the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond or otherwise.  If Tenant shall fail to cause such lien or claim to be discharged and removed from record within that period, then, without obligation to investigate the validity thereof and in addition to any other right or remedy Landlord may have, Landlord may, but shall not be obligated to, contest the lien or claim or discharge it by payment, deposit, bond or otherwise; and Landlord shall be entitled, if Landlord so decides, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest and costs.  Any amounts so paid by Landlord and all costs and expenses, including attorneys’ fees, incurred by Landlord in connection therewith, together with interest at the Lease Interest Rate from the respective dates of Landlord’s making of the payment or incurring of the cost or expense, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within twenty (20 days after Tenant’s receipt of written demand therefor.

(d)         Notwithstanding anything to the contrary in this Lease or in any other writing signed by Landlord, neither this Lease nor any other writing signed by Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Tenant is or was in fact for the immediate use and benefit of Landlord.  Further, notwithstanding anything contained herein to the contrary, nothing contained in or contemplated by this Lease shall be deemed or construed in any way to constitute the consent or request on the part of Landlord for the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises or the Building or the Property or any part of any of them, nor as giving Tenant any right, power, or authority to contract for or permit the performance of any work or services or the furnishing of any materials for which any lien could be filed against the Premises, the Building, the Property or any part of any of them.

(e)         Promptly after the completion of any work or the delivery of any material to the Premises by any contractor, subcontractor or materialman engaged by Tenant, Tenant shall deliver to the Landlord partial and/or final releases of liens (whichever shall be applicable) from each such contractor, subcontractor or materialman for work that has been performed and paid for to date and, upon completion of any project, an affidavit from its contractor that it and all subcontractors and materialmen hired by it have been paid for all work done with respect to the project.  With respect to any project that is bonded, prior to the commencement of any work Tenant shall also provide Landlord with a copy of a Waiver of Liens from its contractor which has been filed with the Prothonotary of Chester County, Pennsylvania.

20.         Default by Landlord.

Landlord shall be in default of this Lease if it fails or refuses to perform any provision of this Lease that it is obligated to perform if the failure to perform is not cured within thirty (30) days (or such shorter period of time as reasonably required by Tenant in an emergency situation) after notice of the default has been given by Tenant to Landlord.  If the non-monetary default cannot reasonably be cured within thirty (30) days, Landlord shall not be in default of this Lease if Landlord commences to cure the default within the thirty (30) day period and diligently and in good faith continues to cure the default.  Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.  Any final unappealable award from a court or arbitrator in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Fixed Rent next due and payable under this Lease; provided, however, Tenant may not deduct the amount of the award against more than fifty percent (50%) of Fixed Rent next due and owing (until such time as the entire amount of such judgment is deducted).

21.         Defaults - Remedies.

If any of the following (each, an “Event of Default”) shall occur:

(a)         Tenant does not pay in full within five (5) business days written notice (provided that such notice shall not be required more than two (2) times in any twelve (12) month period) when due any and all installments of rent (whether Fixed Rent or additional rent) or any other charge or payment whether or not herein included as rent;

(b)         Tenant violates or fails to perform or comply with any non-monetary covenant, agreement or condition herein contained, and such failure is not cured within thirty (30) days after notice from Landlord; provided however, if Tenant’s failure to comply cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time (not to exceed ninety (90) additional days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within thirty (30) days and diligently pursues the cure to completion;

(c)         Intentionally omitted; or

(d)         An involuntary case under the federal bankruptcy law as now or hereafter constituted is commenced against Tenant or any guarantor or surety of Tenant’s obligations under this Lease (“Guarantor”), or under any other applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, or there is filed against Tenant or a Guarantor a petition seeking the appointment of a receiver, liquidator or assignee, custodian, trustee, sequestrator (or similar official) of Tenant or a Guarantor of any substantial part of Tenant’s or a Guarantor’s property, or seeking the winding-up or liquidation of Tenant’s or a Guarantor’s affairs and such involuntary case or petition is not dismissed within ninety (90) days after the filing thereof, of if Tenant or a Guarantor commences a voluntary case or institutes proceedings to be adjudicated as bankrupt or insolvent or consents to the entry of an order for relief under the federal bankruptcy laws as now or hereafter constituted, or any other applicable federal or state bankruptcy or insolvency or other similar law, or consents to the appointment of or taking possession by a receiver or liquidator or assignee, trustee, custodian, sequestrator (or other similar official) of Tenant or a Guarantor of any substantial part of Tenant’s or a Guarantor’s property, or if Tenant or any Guarantor makes any assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due or if Tenant is levied upon and is about to be sold out upon the Premises by any sheriff, marshal or constable, or if Tenant or any Guarantor is a corporation and is dissolved or liquidated,

Then, and in any such event, at the sole option of Landlord,

(i)         The whole balance of rent and all other sums payable hereunder for the entire balance of the term of this Lease, herein reserved or agreed to be paid by Tenant, or any part of such rent, charges and other sums, discounted to present value at a rate of six percent (6%) shall be taken to be due and payable from Tenant and in arrears as if by the terms of this Lease said balance of rent, charges and other sums and expenses were on that date payable in advance; and/or

(ii)         Landlord may terminate this Lease by written notice to Tenant.  If Landlord elects to terminate this Lease, Landlord, in addition to Landlord’s other remedies, may recover from Tenant a judgment for damages equal to the sum of the following:

(A)         the unpaid rent and other sums which became due up to the time of such termination plus interest from the dates such rent and other sums were due to the date of the judgment at the Lease Interest Rate; plus

(B)         the present value at the time of judgment of the amount by which the unpaid rent and other sums which would have become due (had this Lease not been terminated) after termination until the date of the judgment exceeds the amount of loss of such rental and other sums Tenant proves could have been reasonably avoided; plus

(C)         the amount (as discounted at the rate of four percent (4%) per annum) by which the unpaid rent and other sums which would have become due (had this Lease not been terminated) for the balance of the term after the date of judgment exceeds the amount of loss of such rental and other sums that Tenant proves could have been reasonably avoided; plus

(D)         any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom including, without limitation, the cost of repairing the Premises and reasonable attorneys’ fees; plus

(E)         at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable law.

As used in the foregoing clause (B), the “present value at the time of judgment” shall be computed by adding to the rent past due or which would have become due interest at the Lease Interest Rate from the dates such rent was or would have become due to the date of the judgment; and/or

(iii)         Landlord may terminate Tenant’s right of possession and may reenter and repossess the Premises by legal proceedings, force or otherwise, as allowed by law, without terminating this Lease.  After reentry or retaking or recovering of the Premises, whether by termination of this Lease or not, Landlord may, but shall be under no obligation to, make such alterations and repairs, as Landlord may deem then necessary or advisable to relet the Premises or any part or parts thereof, either in Landlord’s name or otherwise, for a term or terms which may at Landlord’s option be less than or exceed the period which otherwise would have constituted the balance of the term of this Lease and at such rent or rents and upon such other terms and conditions as in Landlord’s sole discretion may seem advisable and to such person or persons as may in Landlord’s sole discretion seem best; and whether or not the Premises are relet, Tenant shall be liable for any loss, for such period as is or would have been the balance of the term of this Lease, of rent and all other sums payable under this Lease, plus the reasonable and actual costs and expenses of reletting and of redecorating, remodeling or making repairs and alterations to the Premises for the purpose or reletting, the amount of such liability to be computed monthly and to be paid by Tenant to Landlord from time to time upon demand.  Landlord shall in no event be liable for, nor shall any damages or other sums to be paid by Tenant to Landlord be reduced by, failure to relet the Premises or failure to collect the rent or other sums from any reletting.  Tenant shall not be entitled to any rents or other sums received by Landlord in excess of those provided for in this Lease.  Tenant agrees that Landlord may file suit to recover any rent and other sums falling due under the terms of this Article from time to time and that no suit or recovery of any amount due hereunder to Landlord shall be any defense to any subsequent action brought for any other amount due hereunder to Landlord.  Tenant, for Tenant and Tenant’s successors and assigns, after Landlord’s delivery to Tenant of written notice of default and the passing of any applicable cure periods, hereby irrevocably constitutes and appoints Landlord, Tenant’s and their agent to collect the rents due or to become due under all subleases of the Premises or any parts thereof and Landlord shall apply such rents to Tenant’s unpaid rental obligations under this Lease.  Notwithstanding any reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for Tenant’s previous Event of Default.

Whenever Landlord shall have the right to reenter the Premises under this Lease, it shall have the right to remove all persons and property from the Premises and either treat such property as abandoned or at Landlord’s option store it in a public warehouse or elsewhere at the cost of and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

Tenant waives the right to any notice to remove as may be specified in the Landlord and Tenant Act of Pennsylvania, Act of April 6, 1951, as amended, or any similar or successor provision of law.

For the purposes of computing “the whole balance of rent and all other sums payable hereunder for the entire balance of the term of this Lease,” “the unpaid rent and other sums which would have become due (had this Lease not been terminated) after termination until the date of the judgment” and “the unpaid rent and other sums which would have become due (had this Lease not been terminated) for the balance of the term after the date of judgment,” as such quoted or any similar phrases are used in this Article 21, the amounts of additional rents which would have been due per year under this Lease shall be such amounts as Landlord shall reasonably estimate to be the per annum rates of additional rent for the calendar year during which this Lease was terminated or during which rent was accelerated, increasing annually on the first day of each calendar year thereafter at the rate of six percent (6%) per annum compounded.

The parties recognize that no adequate remedy at law may exist for a breach of Articles 6, 7 and 10 hereof.  Accordingly, Landlord may obtain specific performance of any provision of Articles 6, 7 and 10 hereof.  Neither such right nor its exercise shall limit any other remedies which Landlord may have against Tenant for a breach of such Articles, including, without limitation, all remedies available under this Article 21.  The reference herein to specific performance in connection with Articles 6, 7 and 10 shall not preclude the availability of specific performance, in any appropriate case, for the breach or threatened breach of any other provision of this Lease.

In addition to other remedies available to Landlord herein, Landlord may (but shall not be obligated to do so), cure any uncured Event of Default on behalf of Tenant, and Tenant shall reimburse Landlord within thirty (30) days of receipt of written demand for all reasonable costs actually incurred by Landlord in curing such default, including, without limitation, reasonable attorneys’ fees and other legal expenses, together with interest thereon at the Lease Interest Rate, which costs and interest thereon shall be deemed additional rent hereunder.

Also in addition to, and not in lieu of any of the foregoing rights granted to Landlord:

(A)         INTENTIONALLY OMITTED.

(B)         WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED UPON AN EVENT OF DEFAULT OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE, AND ALSO WHEN AND AS SOON AS SUCH TERM SHALL HAVE EXPIRED OR BEEN TERMINATED, TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ANY COURT OF RECORD AS ATTORNEY FOR TENANT AND ANY PERSONS CLAIMING THROUGH OR UNDER TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH OR UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED, CANCELED OR SUSPENDED AND POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT OR ANY PERSON CLAIMING THROUGH OR UNDER TENANT, LANDLORD SHALL HAVE THE RIGHT, UPON ANY SUBSEQUENT EVENT OF DEFAULT OR EVENTS OF DEFAULT, OR UPON ANY SUBSEQUENT TERMINATION OR EXPIRATION OF THIS LEASE OR ANY RENEWAL OR EXTENSION HEREOF, OR OF TENANT’S RIGHT OF POSSESSION, AS HEREINBEFORE SET FORTH, TO CONFESS JUDGMENT IN EJECTMENT AS HEREINBEFORE SET FORTH ONE OR MORE ADDITIONAL TIMES TO RECOVER POSSESSION OF THE SAID PREMISES.

IN ANY ACTION OF OR FOR EJECTMENT, IF LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE OF SUCH FACT; AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.  TENANT RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL PROCEDURAL ERRORS IN ANY PROCEEDINGS TAKEN BY LANDLORD, WHETHER BY VIRTUE OF THE WARRANTS OF ATTORNEY CONTAINED IN THIS LEASE OR NOT, AND ALL LIABILITY THEREFOR, PROVIDED, HOWEVER, NOTHING CONTAINED HEREIN SHALL BE CONSTRUED TO PREVENT TENANT FROM FILING A PETITION TO OPEN OR STRIKE ANY JUDGMENT.

As used in this Article 21, the “term” shall include the Term of this Lease and any renewals or extensions thereof to which Tenant shall have become bound.

22.         Remedies Cumulative.

All remedies available to Landlord under this Lease and at law and in equity shall be cumulative and concurrent.  No termination of this Lease or taking or recovering possession of the Premises shall deprive Landlord of any remedies or actions against Tenant for rent, for charges or for damages for the breach of any covenant or condition herein contained, nor shall the bringing of any such action for rent, charges or breach of covenant or condition, nor the resort to any other remedy or right for the recovery of rent, charges or demands for such breach be construed as a waiver or release of the right to insist upon the forfeiture and to obtain possession.  No reentering or taking possession of the Premises, or making of repairs, alterations or improvements thereto, or reletting thereof, shall be construed as an election on the part of Landlord to terminate this Lease unless written notice of such intention be given by Landlord to Tenant.  The failure of Landlord to insist upon strict and/or prompt performance of the terms, agreements, covenants and conditions of this Lease or any of them, and/or the acceptance of such performance thereafter shall not constitute or be construed as a waiver of Landlord’s right to thereafter enforce the same strictly according to the tenor thereof in the event of a continuing or subsequent default.

23.         Excepted from Premises.

In the event that Exhibit “A” shows as being within the Premises, hallways, passageways, stairways, elevators, or other means of access to and from the Premises or the upper and lower portions of the Building, the space occupied by the said hallways, passageways, stairways, elevators and other means of access, although within the Premises as described hereinabove, shall be taken to be excepted therefrom and reserved to Landlord or to the other lessees of the Building and the same shall not be considered a portion of the Premises.  All ducts, pipes, wires or other equipment used in the operation of the Building, or any part thereof, and any space occupied thereby, whether or not within the Premises as described hereinabove, shall likewise be excepted and reserved from the Premises, and Tenant shall not remove or tamper with or use the same and will permit Landlord to enter the Premises to service, replace, remove or repair the same.

24.         Lease Subordinated.

(a)         Subject to receipt of the required subordination, non-disturbance and attornment agreement, as provided below, this Lease shall be subject and subordinate at all times to the lien of any mortgage, deed of trust, ground lease, installment sale agreement and/or other instrument or encumbrance hereafter placed upon any or all of Landlord’s interest or estate in the Premises or the remainder of the Property and of all renewals, modifications, consolidations, replacements and extensions thereof (all of which are hereinafter referred to collectively as a “mortgage”).  The Tenant shall, at the request of the holder of any such mortgage, attorn to such holder, and shall execute, enseal, acknowledge and deliver, upon demand by the Landlord or such holder, such further instrument or instruments evidencing such subordination of the Tenant’s right, title and interest under this Lease to the lien of any such mortgage, and such further instrument or instruments evidencing and elaborating such attornment, as shall be reasonably desired by such holder.  Notwithstanding the foregoing, as a condition to Tenant’s agreement to subordinate this Lease, Landlord, at Tenant’s expense, shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement any future mortgage holders, within thirty (30) of any new mortgage on the Property.  Landlord represents and warrants that there are no mortgages, deeds of trust, ground leases, installment sale agreements and/or other instruments or encumbrances placed upon any or all of Landlord’s interest or estate in the Premises or the remainder of the Property as of the execution date of this Lease.

(b)         Anything contained in the foregoing provisions of this Article to the contrary notwithstanding, any such holder may at any time subordinate its mortgage to the operation and effect of this Lease, without the necessity of obtaining the Tenant’s consent thereto, by giving notice of the same in writing to the Tenant, and thereupon this Lease shall be deemed to be prior to such mortgage without regard to their respective dates of execution, delivery and/or recordation, and in that event such holder shall have the same rights with respect to this Lease as though this Lease shall have been executed, delivered and recorded prior to the execution and delivery of such mortgage.

25.         Condemnation.

(a)         If the whole or a substantial part of the Building shall be taken or condemned for a public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof by any competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation or purchase including, without limit, any right of Tenant to damages for loss of its leasehold; all right of Tenant to damages therefor are hereby assigned by Tenant to Landlord.  The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, business dislocation damages or for any other award which would not reduce the award payable to Landlord.  Upon the date the right to possession shall vest in the condemning authority, this Lease shall cease and terminate with rent adjusted to such date and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

(b)         In the event of any temporary eminent domain taking of the Premises or any part thereof for temporary use, this Lease shall not be affected in any manner, the Term shall not be reduced, and the Tenant shall continue to pay in full the Fixed Rent, additional rent and all other sums of money and charges in this Lease reserved and provided to be paid by Tenant and Tenant shall be entitled to receive for itself such portion of any eminent domain award made for such temporary use with respect to the period of the taking which is within the Term; provided that if such temporary taking shall remain in full force at the expiration or earlier termination of this Lease, the award shall be apportioned between Landlord and Tenant in proportion to the respective portions of the period of temporary taking which falls within the Term and which falls outside the Term.

26.         Force Majeure.

For purposes of this Lease, the term “force majeure” shall mean any delay or stoppage of the work or obligations under the Lease (except the payment of money) to the extent caused solely by  strikes, lockouts, labor disputes not caused by the party claiming force majeure, acts of God, acts of war, terrorist acts, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, a “force majeure”), and such force majeure shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and the time period for performance of the party’s obligations shall be extended by the period of any delay in such party’s performance caused by a force majeure.  The party claiming force majeure shall provide notice thereof to the other party within 72 hours of such an event.

27.         Notices.

(a)         Each notice, demand, request or other communication required or permitted under the terms of this Lease shall be in writing and, unless and until otherwise specified in a written notice by the party to receive it, shall be sent to the parties at the following respective addresses:

If intended for Tenant prior to Commencement Date:

Trevena, Inc.

1018 W. 8th Avenue, Suite A

King of Prussia, PA  19406

Attention:  General Counsel

If intended for Tenant after Commencement Date:

Trevena, Inc.

955 Chesterbrook Boulevard, Suite 200

Wayne, PA  19087

Attention:  General Counsel

If intended for Landlord:

Chesterbrook Partners, LP

955 Chesterbrook Boulevard, Suite 120

Wayne, PA  19087-5615

Attention:  Property Manager

with a copy to:

Chesterbrook Partners, LP

41 University Drive, Suite 206

Newtown, PA  18940

Attention:  Director of Property Management

with a copy to:

Saul Ewing LLP

1200 Liberty Ridge Drive, Suite 200

Wayne, PA  19087

Attention:  Michael S. Burg, Esquire

Notices may be given on behalf of any party by its legal counsel.

(b)         Each such notice, demand, request or other communication shall be deemed to have been properly given for all purposes if (i) hand delivered, or (ii) mailed by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day (or sooner) delivery, or

(c)         Each such notice, demand, request or other communication shall be deemed to have been received by its addressee, and to have been effectively given, upon the earlier of (i) actual delivery, (ii) refusal of acceptance at the proper address, or (iii) three (3) business days after deposit thereof at any main or branch United States post office, if sent, in accordance with clause (ii) of subsection (b) of this Article and (iv) one (1) business day after delivery to the courier, if sent pursuant to clause (iii) of subsection (b) of this Article.

28.         Definition of “the Landlord”.

The word “Landlord” is used herein to include the Landlord named above and any subsequent owner of such Landlord’s interest in the Building in which the Premises are located, as well as their respective heirs, personal representatives, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities, obligations, liabilities, and privileges as it would have had had it originally signed this Lease as Landlord, including the right to proceed in its own name to enter judgment by confession or otherwise, but any such person, whether or not named herein, shall have no liability hereunder after it ceases to hold such interest.  Neither Landlord nor any principal of or partner in Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease and if Landlord shall default in the performance of Landlord’s obligations under this Lease or otherwise, Tenant shall look solely to the equity of Landlord in its interest in the Property for the satisfaction of Tenant’s remedies.  It is expressly understood and agreed that Landlord’s liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord’s equity in its interest in the Property.

29.         Definition of “the Tenant”.

As used herein, the term “Tenant” shall be deemed to refer to each and every person and/or entity hereinabove named as such and to such persons’ and/or entities’ respective heirs, personal representatives, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities, obligations, liabilities, and privileges as it would have possessed had it originally executed this Lease as the Tenant.  However, no such rights, remedies, powers, authorities, obligations, liabilities, and privileges shall inure to the benefit of any assignee of the Tenant, immediate or remote, unless, (a) pursuant to a Permitted Transfer, (b) the assignment to such assignee has been approved in writing by Landlord if required by the provisions of this Lease and such assignee shall have executed and delivered to Landlord the written documents that may be required by Landlord referred to hereinbefore, or (c) Landlord has consented to a sale of all of the assets of Tenant.  Each and every person hereinabove named as the Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein.

30.         Estoppel Certificate; Mortgagee Lease Comments.

(a)         Both parties agree that from time to time, within ten (10) business days after a written response from the other party to, execute, enseal, acknowledge and deliver to the requesting party a written instrument in recordable form.

(i)         certifying that

(A)         this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended and stating such modifications, supplements and amendments) and that the Lease (as modified, supplemented or amended, as aforesaid) represents the entire agreement among Landlord and Tenant as to the Premises and the leasehold;

(B)         the dates to which the Fixed Rent, additional rent and other charges arising under this Lease have been paid, if any;

(C)         the amount of any prepaid rents or credits due to Tenant, if any; and

(D)         if applicable, Tenant has accepted the possession of the Premises and has entered into occupancy of the Premises and the date on which the Term shall have commenced and the corresponding expiration date;

(ii)         stating whether or not to the best knowledge of the signer of such certificate all conditions under the Lease to be performed by the other party prior thereto have been satisfied and whether or not the other party is then in default in the performance of any covenant, agreement or condition contained in this Lease and specifying, if any, each such unsatisfied condition and each such default of which the signer may have knowledge; and

(iii)         stating any other fact or certifying any other condition reasonably requested by Landlord or requested by any mortgagee or prospective mortgagee or purchaser of the Property or of any interest therein.  It is intended that any statement delivered pursuant to the provisions of this Article be relied upon by any such purchaser or mortgagee.

(b)         Intentionally Omitted.

31.         Severability.

No determination or adjudication by any court, governmental or administrative body or agency or otherwise that any provision of this Lease or of any amendment hereto or modification hereof is invalid or unenforceable in any instance shall affect the validity or the enforceability

(a)         of any other provision of this Lease, of such amendment or modification, or any other such amendment or modification, or

(b)         of such provision in any other instance or circumstance which is not within the jurisdiction of such court, body or agency or controlled by its said determination or adjudication.  Each and every provision hereof and of each such amendment or modification shall be and remain valid and enforceable to the fullest extent allowed by law, and shall be construed wherever possible as being consistent with applicable law.

32.         Miscellaneous.

(a)         The Building may be designated and known by any name Landlord may choose and such name may be changed from time to time at Landlord’s sole discretion; provided, however, that Landlord shall not rename the Building at any time in which Tenant leases more than fifty percent (50%) of the rentable square footage thereof.  The Titles appearing in connection with various sections of this Lease are for convenience only.  They are not intended to indicate all of the subject matter in the text and they are not to be used in interpreting this Lease nor for any other purpose in the event of any controversy.

(b)         the term “person” shall be deemed to mean a natural person, a trustee, a corporation, a partnership and any other form of legal entity;

(c)         all references in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well.  Each and every document or other writing which is referred to herein as being attached hereto or is otherwise designated herein as an exhibit hereto is hereby made a part hereof.

(d)         Tenant shall pay within thirty (30) days following receipt of written demand all of Landlord’s costs, charges and expenses, including the reasonable fees and out-of-pocket expenses of counsel, agents and others retained by Landlord, actually incurred in enforcing Tenant’s obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant directly causes Landlord without Landlord’s fault to become involved or concerned.  Notwithstanding the foregoing, if any legal action, suit or proceeding is commenced between Landlord and Tenant regarding their respective rights and obligations under this Lease, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys’ fees and court costs (including, without limitation, expert witness fees).  As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment.  If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

(e)         Intentionally deleted.

(f)         No waiver of any provision of this Lease shall be implied by any failure of Landlord to enforce any remedy allowed for the violation of such provision, even if such violation is continued or repeated, and no express waiver shall affect any provision other than the one(s) specified in such waiver and only then for the time and in the manner specifically stated.  No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises subject to the terms of this Lease, Landlord may receive and collect any rent due, and the payment of said rent shall not waive or affect said notice, suit or judgment.

(g)         It is mutually agreed by and between Landlord and Tenant that they hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises or claim of injury or damage.

(h)         Tenant acknowledges and agrees that Landlord and Landlord’s agents have made no representation, agreements, conditions, warranties, understandings, or promises, either oral or written, other than as herein set forth, with respect to this Lease, the Building, the Property, the Premises, or otherwise.

(i)         Upon the expiration or other termination of this Lease, neither party shall have any further obligation nor liability to the other except as otherwise expressly provided in this Lease and except for such obligations as, by their nature or under the circumstances, can only be, or by the provisions of this Lease, may be performed after such expiration or other termination.   Any claims by Landlord, including, but not limited to, Tenant’s obligations, if any, to maintain or repair the Premises or to make improvements or alterations or to remove or restore such items must be represented in writing by Landlord to Tenant within nine (9) months (which time is of the essence) after expiration or termination of this Lease or shall be deemed irrevocably waived.

33.         Brokers.

Landlord and Tenant each represent and warrant to the other that it did not deal with any broker, finder or other intermediary to whom a fee or commission is or will become payable in connection with this Lease except CBRE, Inc. (as representative for Landlord) and Gola Corporate Real Estate (as representative for Tenant) whose commission shall be paid by Landlord pursuant to separate agreement.  Each party agrees to indemnify, defend and hold the other harmless from and against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed by any broker or finder other than the Broker on account of this Lease due to any action of the indemnifying party.

34.         Security Deposit.

(a)         Tenant, concurrently with the execution of this Lease, shall deliver to Landlord a letter of credit in the amount of $1,080,714.00 and meeting the criteria of Exhibit “G” (the “Letter of Credit”) as security for the payment by Tenant of the Rent herein agreed to be paid and for the faithful performance of the covenants contained in this Lease.  If at any time an Event of Default by Tenant shall occur and be continuing under any of the provisions of this Lease, Landlord shall be entitled, at its sole discretion to draw upon the Letter of Credit:

(i)         to cover payment of

(A)         any rent for the payment of which Tenant shall be in default as aforesaid

(B)         any expense reasonably incurred by Landlord in accordance with this Lease in curing any such Event of Default, and/or

(C)         any other sums due to Landlord in connection with such Event of Default or the curing thereof as provided for in this Lease, including, without limitation,

any damages incurred by Landlord by reason of such Event of Default as set forth in Article 21 above; or

(ii)         to retain the same in liquidation of all or part of the damages suffered by Landlord by reason of such Event of Default.  Any portion of such Letter of Credit which shall not be utilized for any such purpose shall be released to Tenant within forty five (45) days after the expiration of this Lease and surrender of the entire Premises to Landlord.  In the event that Landlord shall apply some or all  of the security deposit toward one or more of the items referred to in this Article 34 Tenant shall replenish the Letter of Credit in an amount equal to the sum so applied.  Such replenishment shall be made by Tenant within ten (10) business days after Landlord’s request therefor.

(b)         Provided that no Event of Default beyond any applicable cure period by Tenant under this Lease has occurred and is continuing, the amount of the Letter of Credit will be reduced pursuant to the following schedule:

Date of Reduction	Amount of Letter of Credit After Reduction
First Day of the Thirty-Seventh (37th) Full Month of the Term	$750,000.00
First Day of the Sixty-First (61st) Full Month of the Term	$450,000.00
First Day of the Eighty-Fifth (85th) Full Month of the Term	$280,000.00

(c)         The Letter of Credit may be issued by Pacific Western Bank or other issuer approved by Landlord in its reasonable discretion.  If there occurs a material adverse change in the financial condition of Pacific Western Bank as reasonably determined by Landlord, Landlord may require that Tenant provide a cash Security Deposit in the then amount of the Letter of Credit.

(d)         Transfer fees shall be payable by Tenant and not Landlord.

35.         Quiet Enjoyment.

Tenant, upon paying the Fixed Rent, additional rent and all other charges herein provided for and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

36.         Rights of Mortgage Holder.

If the holder of a mortgage covering the Premises shall have given prior written notice to Tenant that it is the holder of such mortgage and such notice includes the address at which notices to such mortgagee are to be sent and a request that Tenant include said mortgage holder as a notice recipient under this Lease, then Tenant agrees to give to such holder notice simultaneously with any notice given to Landlord to correct any default of Landlord as hereinabove provided and agrees that the holder of record of such mortgage shall have the right, within the greater of thirty (30) days thereafter or the same period of time accorded Landlord under this Lease after receipt of said notice, to correct or remedy such default before Tenant may take any action under this Lease by reason of such default.

37.         Whole Agreement.

It is expressly understood and agreed by and between all the parties hereto that this Lease and any riders attached hereto and forming part hereof set forth all the promises, agreements, warranties, representations and understandings between Landlord and Tenant relative to the Premises and this leasehold, and that there are no promises, agreements, conditions, warranties, representations or understandings, either oral or written, between them other than as herein set forth.  It is further understood and agreed that, except as herein otherwise provided, no subsequent alteration, amendment, understanding or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

38.         Financial Statements.

Upon the request of Landlord Tenant shall supply to Landlord copies of all of Tenant’s and/or Guarantor’s most recent quarterly or annual financial statements then available; provided however, Landlord shall not request such financial statements more frequently than two (2) times per calendar year so long as no Event of Default exists.  To the extent such financial statement are not publicly available and accessible by Landlord, Tenant shall provide such financial statements to Landlord within fifteen (15) days after Landlord’s request therefor and shall be kept confidential but may be disclosed to:  (i) the extent required by law; and (ii) Landlord’s employees and advisors (e.g. accountants, attorneys etc.) who are similarly bound by such confidentiality, to the extent necessary for Landlord to exercise its rights and fulfill its obligations under this Lease.

39.         Option to Extend Term.

Provided that (i) Landlord has not given Tenant notice of a material non-monetary Event of Default or any monetary Event of Default more than two (2) times in the preceding 12-month period, (ii) there then exists no Event of Default by Tenant under the Lease nor any event that with the giving of notice and/or the passage of time would constitute an Event of Default, (iii) Tenant has not previously assigned this Lease or sublet all of the Premises (except as a Permitted Transfer), and (iv) Tenant’s creditworthiness is equal to or greater than it was as of the date of this Lease (as reasonably determined by Landlord), Tenant shall have the right and option (an “Extension Option”) to extend the Term for one (1) additional period of five (5) years, exercisable in the following manner.  If Tenant is desirous of exercising the Extension Option under this section, Tenant shall give Landlord written notice not less than twelve (12) months in advance of the scheduled Expiration Date of Tenant’s intention to extend the Term (“Tenant’s Extension Notice”), it being agreed that time is of the essence and that the Extension Option is personal to Tenant and is non-transferable to any transferee or other party other than a Permitted Transferee.  Promptly after receipt of Tenant’s Extension Notice, Landlord and Tenant shall negotiate the Fixed Rent for the Extension Option in good faith.  The Extension Option shall be under the same terms and conditions as provided in this Lease except as follows:

(a)         the Extension Option period shall begin at the original Expiration Date and thereafter the Expiration Date shall be one hundred ninety (190) months from the Commencement Date;

(b)         all references to the Term in this Lease shall be deemed to mean the Term as extended pursuant to this section;

(c)         after the Extension Option provided herein, there shall be no further options to extend; and

(d)         the Fixed Rent payable by Tenant shall be the then market rate as reasonably determined by Landlord and Tenant negotiating in good faith immediately following Landlord’s receipt of the Tenant’s Extension Notice.

40.         Expansion Option.

(a)         Those certain premises being suites 110 (approximately 8,231 rsf) and 112 (approximately 4,824 rsf), in the Building located on the first floor and as shown on Exhibit “H” attached hereto (each an “Expansion Space”) are, as of the date of this Lease, not leased to another party.  If, on or before April 1, 2017 (the “Outside Offer Date”), Tenant desires to lease any or all of the Expansion Spaces, Tenant shall have the exclusive option (the “Expansion Option”) to expand the size of the Premises to include any or all of the Expansion Space(s) (the “Expansion Option”) by providing written notice to Landlord of such intention (the “Tenant Expansion Notice”).  Provided Landlord receives the Tenant Expansion Notice prior to the Outside Offer Date, Tenant’s lease of the subject Expansion Space shall be pursuant to the terms of this Lease except that: (i) the financial terms for Tenant’s lease of the subject Expansion Space shall be consistent with the terms of this Lease with respect to Fixed Rent/rsf and scheduled escalations for the Premises as set forth in Section 4 of the Lease; (ii) the commencement date of the lease of the Expansion Space shall be the date that is 150 days following the exercise of the Expansion Option and the term shall be coterminous with the Term set forth in Section 3(a); (iii) the subject Expansion Space shall be leased in its “as is”, “where is” condition and Landlord shall have no obligations whatsoever to improve or pay to improve the Expansion Space for Tenant’s use or occupancy, provided that Landlord shall provide Tenant with an additional allowance to improve the subject Expansion Space with such allowance to be equal to $00.32308/rsf for each month of the  Expansion Space term (for example, if the Expansion Space term commenced August 1, 2017, for Suite 110,  the allowance would equal 129 months x $00.32308 x 8,231 = $343,046.02); (iv) Tenant’s Proportionate Share shall be increased pro rata; (v) the Security Deposit will increase on a pro rata basis determined by Fixed Rent payable before and after the lease of the Expansion Space; and (vi) Fixed Rent, but not Tenant Energy Costs, shall be conditionally abated at the rate equal to $00.17147/rsf for each month of the Expansion Space term (for example, if the Expansion Space term commenced August 1, 2017, for Suite 110,  the abatement would equal 129 months x $00.17147 x 8,231 = $182,066.67) to be applied 50% to the first 5 months and 50% during months 13-17 of the Expansion Space term.  Any improvements made to the Expansion Space shall be made by Landlord subject to the terms of Section 8, with a management fee payable to $1.02/rsf for the Expansion Space improvements plus two percent (2%) of the net cost increase or decrease resulting from any Change Order.

(b)         Notwithstanding anything to the contrary contained in this Lease, the term of the Lease for the Expansion Space shall expire on the date set forth in this Lease as the Expiration Date (as the same may be extended pursuant to Section 39 hereof).

(c)         If (i) Tenant does not notify Landlord prior to the Outside Offer Date that Tenant desires to lease the Expansion Space, this Expansion Option shall terminate and the Expansion Space shall after such Outside Offer Date be deemed an Un-Leased RFO Space as defined in Section 41 of the Lease and shall thereafter be subject to the terms and conditions as set forth in Section 41.

(d)         If Tenant exercises the Expansion Option, the space described in Tenant’s Expansion Notice will be deemed a part of the Premises under this Lease whether or not a lease amendment is signed, but upon written request of Landlord, Tenant shall execute an amendment to this Lease incorporating such terms within ten (10) business days of Landlord’s request.

(e)         Time is of the essence with respect to Tenant’s obligations hereunder.

41.         Right of First Offer.

Spaces in the Building located on the first floor as shown on Exhibit “I” attached hereto (each an “RFO Space”) are, as of the date of this Lease, either currently available for lease  (“Un-leased RFO Space”) or leased to other tenants (together with any assignees, each a “Current Tenant”) (“Leased RFO Space”).  If (i) Landlord has not given Tenant notice of a material non-monetary Event of Default or any monetary Event of Default more than two (2) times in the preceding 12-month period, (ii) there then exists no Event of Default by Tenant under the Lease nor any event that with the giving of notice and/or the passage of time would constitute an Event of Default, (iii) Tenant has not previously assigned this Lease or sublet all of the Premises (except as a Permitted Transfer), and (iv) Tenant remains creditworthy, as reasonably determined by Landlord, Tenant shall have the one-time right of first offer with respect to each RFO Space (each an “RFO Option” ) to extend this Lease to include the then available RFO Space for a term coterminous with the Term of this Lease, as it may be extended or renewed, but in no event less than three (3) years, in the following manner, it being agreed that time is of the essence and that each RFO Option is non-transferable to any sublessee or any party other than a permitted transferee of this Lease. Notwithstanding the foregoing, Suites 110 and 112 which are unleased as of the date of this Lease and are defined as Option Spaces in Section 40 will not be considered as Un-leased RFO Space unless and until April 1, 2017, if Tenant has not exercised the Option described in Section 40 with respect to either or both Option Spaces.

(a)         With respect to Leased RFO Space:

(i)         Landlord shall notify Tenant from time to time when the Leased RFO Space or any portion thereof becomes available for lease to third parties, advising Tenant in writing of Landlord’s offer to lease to Tenant the then available Leased RFO Space and the terms to be applicable to the lease of the available  Leased RFO Space, for a term of not less than three (3) years (“Landlord’s Notice of RFO Terms”).  Within ten (10) business days following Tenant’s receipt of Landlord’s Notice of RFO Terms, Tenant shall notify Landlord in writing of Tenant’s intention to exercise its RFO Option with respect to the space described in Landlord’s Notice of

RFO Terms (“Tenant’s Response”) and concurrently with such exercise, Tenant may, at its option, object to the proposed Fixed Rent contained in Landlord’s Notice of RFO Terms, in which case the parties shall negotiate in good faith to agree upon such Fixed Rent amount; pending agreement of the parties the Fixed Rent shall be the proposed Fixed Rent contained in Landlord’s Notice of RFO Terms.  If Tenant exercises the RFO Option, the space described in Landlord’s Notice of RFO Terms will be deemed a part of the Premises under this Lease whether or not a lease amendment is signed, but upon written request of Landlord, Tenant shall execute an amendment to this lease incorporating such terms within ten (10) business days of Landlord’s request.

(ii)         If Tenant does not issue the Tenant Response within such ten (10) business day period or issues the Tenant Response and elects not to lease the available Leased RFO Space, then Landlord shall have the right to lease all or part of space to any other party at any time on any terms and conditions acceptable to Landlord.

(b)         With respect to Un-leased RFO Space:

(i)         Tenant may at any time prior to the lease of the Un-leased RFO Space by Landlord to another party, advise Landlord of Tenant’s interest in leasing the Un-leased RFO Space by providing written notice to Landlord.  Landlord shall then advise Tenant of Landlord’s Notice of RFO Terms.  Within ten (10) business days following Tenant’s receipt of Landlord’s Notice of RFO Terms, Tenant shall send Tenant’s Response with respect to the space described in Landlord’s Notice of RFO Terms, in which, Tenant may, at its option, object to the proposed Fixed Rent contained in Landlord’s Notice of RFO Terms, in which case the parties shall negotiate in good faith to agree upon such Fixed Rent amount; pending agreement of the parties the Fixed Rent shall be the proposed Fixed Rent contained in Landlord’s Notice of RFO Terms.  If Tenant exercises the RFO Option, the space described in Landlord’s Notice of RFO Terms will be deemed a part of the Premises under this Lease whether or not a lease amendment is signed, but upon written request of Landlord, Tenant shall execute an amendment to this lease incorporating such terms within ten (10) business days of Landlord’s request.

(ii)         If Tenant does not issue the Tenant Response within such ten (10) business day period or issues the Tenant Response and elects not to lease the available Leased RFO Space, then Landlord shall have the right to lease all or part of space to any other party at any time on any terms and conditions acceptable to Landlord.

(iii)         If Landlord shall lease any of  Un-leased RFO Space to a third-party and such lease shall expire or terminate then such lease shall constitute a “Current Lease” and this Section shall again be applicable to such Available RFO Space.

(c)         If Tenant exercises an RFO Option with respect to any Available RFO Space, then:

(i)         Tenant’s proportionate share will increase on account of the addition of such Available RFO Space;

(ii)         Tenant’s exercise of the RFO Option shall specify the area of the then Available RFO Space which Tenant elects to lease, which shall be subject to Landlord’s reasonable determination that any remaining Available RFO Space not leased by Tenant is marketable to other tenants;

(iii)         the commencement date of the lease of the Available RFO Space will be the later of the date of Tenant’s exercise of the RFO Option, or the date on which such Available RFO Space is delivered to Tenant for the commencement of Tenant’s improvements thereto, vacant and free and clear of any tenancies or claims of tenancies, including the expiration or sooner termination of the Current Lease or any subsequent lease thereof, but in no event later than the commencement of Tenant’s business operations in such Available RFO Space; and

(iv)         the expiration date of the lease of the Available RFO Space will be the date upon which the Term of this Lease is naturally set to expire; provided that if the Expiration Date of the Term of the Lease is less than three (3) years from the commencement date of the lease of the Available RFO Space, Tenant shall first be obligated to exercise its Extension Option as set forth in Section 39 above thereby extending the Term of the Lease for a period of five (5) years.

42.         Vent Installation.

If Tenant (i) exercises the Expansion Option for Suite 110 before April 1, 2017, to be used as laboratory space, Tenant shall have the non-exclusive right to use, install, maintain and repair a roof vent ancillary to Tenant’s permitted Use (the “Roof Installation”) on the roof of the Building and related equipment and enclosures in a closet (no larger than 50 square feet) on the third floor of the Building (the “Vent Equipment”), through a chase in the Building at the location shown on Exhibit “J”; or (ii) if Tenant does not exercise an Expansion Option before April 1, 2017 for Suite 110 to be used as laboratory space, but at any time leases other space in the Building for use as laboratory space, Tenant will have the right to a Roof Installation and Vent Equipment at a location be mutually agreed by Landlord and Tenant to be negotiated in good faith, in either instance to be under and subject to the following conditions:

(a)         Tenant shall comply with all laws and shall obtain, and deliver to Landlord written evidence of, any approval(s) required under any recorded covenants or restrictions applicable to the Property.

(b)         Tenant shall obtain Landlord’s prior approval of the size, location, clearance from fresh air intake for the Building, effect on Building systems, lack of visibility from the ground and the plans and specifications for the proposed Roof Installation and Vent Equipment in accordance with Section 9 of this Lease, which approval shall not be unreasonably withheld, conditioned or delayed.  Contemporaneously with Landlord’s review per Section 9 of this Lease, Landlord shall submit the plans and specifications to its roofing contractor for comment.  Tenant shall pay all reasonable, actual out-of-pocket costs incurred by Landlord for architectural, engineering, and roofing contractors review.

(c)         Tenant shall comply with all provisions of this Lease pertaining to such installation, specifically including Section 9 of this Lease.

(d)         At least three (3) business days prior to installation, Tenant shall notify Landlord of the date and time of the installation, and Landlord may have a representative present during the installation.

(e)         Tenant shall maintain the Roof Installation and Vent Equipment in a safe, good and orderly condition.  The installation, maintenance, repair and removal of the Roof

Installation and Vent Equipment shall be performed at Tenant’s sole expense in a manner which will not impair the integrity of, damage or adversely affect the warranty applicable to, the roof or any other portion of the Building.

(f)         No later than the expiration or sooner termination of the Term, at Tenant’s sole expense, Tenant shall remove the Roof Installation if required by Landlord.

(g)         Tenant’s indemnification of Landlord pursuant to this lease also applies to the Roof Installation and the Vent Equipment and Tenant’s use of any portion of the Building therefor.

(h)         The Roof Installation and the Vent Equipment use shall be solely for Tenant’s use (or other tenants of the Building so long as Tenant’s use is not adversely impacted, as determined by Landlord and Tenant negotiating in good faith) and not for the benefit or use of any third party (e.g., for rental purposes).

43.         Generator and Air Handling Unit.

If Tenant (i) exercises the Expansion Option for Suite 110 before April 1, 2017, to be used as laboratory space, or (ii) if Tenant does not exercise an Expansion Option before April 1, 2017 for Suite 110 to be used as laboratory space, but at any time leases other space in the Building for use as laboratory space, Tenant, at Tenant’s sole cost and expense, shall have the right and option to install a generator (the “Generator”) to furnish electrical power for Tenant’s operation in the Premises in the case of loss of commercial power and an air handling unit (the “AHU”) to supply air to the laboratories in Suite 110, in the respective locations shown in Exhibit “K”.  The AHU will have a duct measuring approximately 6’ x 3’ that will enter the Building in the location shown on Exhibit “K”.  Tenant, using the Tenant Allowance or at Tenant’s sole cost and expense, shall (i) install screening, landscaping or other improvements reasonably satisfactory to Landlord in order to satisfy Landlord’s aesthetic requirements in connection with the Generator and AHU,  (ii) obtain Landlord’s prior approval (not to be unreasonably withheld, conditioned or delayed) of the make and model of the Generator and AHU that Tenant proposes to install, not to be unreasonably withheld; (iii) operate, maintain and repair the Generator and AHU in good condition and in accordance with applicable laws throughout the Term of the Lease; and (iv) minimize the noise disturbance to other tenants of the Building.  Landlord shall have the right, upon the expiration or any termination of the Lease, to require Tenant to remove the Generator and AHU at Tenant’s sole cost and expense and to restore the Property to the condition which existed prior to the installation of the Generator and AHU.  Tenant shall be responsible for all costs to repair damage caused to any portion of the Property caused by such removal and all restoration costs.  Notwithstanding the foregoing, at Tenant’ s sole cost, Tenant will enter into a standard maintenance contract for the generator and AHU on terms meeting reasonable specifications provided to Tenant by Landlord from time to time, and subject to Landlord’s approval, such approval not to be unreasonably withheld, conditioned or delayed.  Tenant shall provide copies of its then in effect maintenance contracts to Landlord.

44.         Tenant’s Property.

Landlord shall not have, and hereby waives, any security interest or lien (express, implied, statutory or otherwise) on Tenant’s furniture, equipment, trade fixtures and personal property (collectively, “Tenant’s Property”).  Upon Tenant’s written request, Landlord shall execute a waiver in the form attached hereto as Exhibit “L” (or such other commercially reasonable waiver form), of any right, title, lien, or interest in Tenant’s Property.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year set forth above.

LANDLORD:		TENANT:

CHESTERBROOK PARTNERS, LP,		TREVENA, INC., a Delaware corporation
a Delaware limited partnership

By:	Tredyffrin GP, LLC,
	a Delaware limited liability company,	By:	/s/ John M. Limongelli
its general partner
		Name:	John M. Limongelli

		Its:	SVP, General Counsel & Chief Administrative Officer
By:	/s/ Mark Pasierb
Mark Pasierb
President

WAIVER OF PRIOR HEARING CERTIFICATION

The undersigned acknowledges that the above Lease authorizes and empowers Landlord upon an Event of Default, without prior notice or a prior hearing, to cause the entry of judgments against the undersigned for possession of the Premises and immediately thereafter, without prior notice or a prior hearing, to exercise post-judgment enforcement and execution remedies.

The undersigned acknowledges that the undersigned has agreed to waive the undersigned’s rights to prior notice and a hearing under the Constitution of the United States, the Constitution of the Commonwealth of Pennsylvania and all other applicable state and federal laws, in connection with Landlord’s ability to cause the entry of judgments against the undersigned and immediately thereafter exercise Landlord’s post-judgment enforcement and execution remedies (which may include removal of the undersigned from the Premises by law enforcement officers).  The undersigned’s counsel has reviewed the legal impact of this waiver with the undersigned, and the undersigned acknowledges that the undersigned has freely waived such rights.

Trevena, Inc., a Delaware corporation

By:

Name:

Title:

Dated:	December ___, 2016

COMMONWEALTH OF PENNSYLVANIA	:
: ss:
COUNTY OF _________________________	:

On this ________ day of ______________________, 2016, before me, a Notary Public, personally appeared __________________________, who acknowledged himself/herself to be the _________________________________ of ____________________________, a _________ ________________, and that he/she in such capacity, being authorized to do so, executed the foregoing Lease Agreement for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunder set my hand and official seal.

NOTARY PUBLIC
My commission expires:

EXHIBIT “A”

FLOOR PLAN

PROPOSED SECOND FLOOR PLAN

SK-1

PROGRESS PRINT

TREVENA PHARMACEUTICAL
953 Chesterbrook Blvd.
Wayne, Pennsylvania 19436

ARCUS
DESIGN GROUP
ARCHITECTS, INC.

Exhibit A – Page 1 of 1

EXHIBIT “B”

DESCRIPTION OF THE LAND

955 CHESTERBROOK BOULEVARD - METES AND BOUNDS

Tredyffrin Township, Chester County, PA

ALL THAT CERTAIN Unit designated as Unit Number I (formerly Unit Number 3), being a Unit in Parcel 9 Condominium, situate in the Township of Tredyffrin, County of Chester and Commonwealth of Pennsylvania, as designated in the Declaration of Condominium of Parcel 9 Condominium, bearing date the 27th day of December A. D., 1985 and recorded in the Office for the Recording of Deeds in and for the County of Chester, Commonwealth of Pennsylvania on the 30th day of December A.D., 1985 in Record Book 174 page 108, etc., as amended by First Amendment to Declaration of Condominium bearing date the 28th day of April A.D., 1986 and recorded the 27th day of May A.D., 1986 in Record Book 298 page 534, and as further amended by Second Amendment to Declaration of Condominium bearing date the 6th day of April A.D., 1987 and recorded in Record Book 698 page 164 and as further amended by Third Amendment to Declaration of Condominium bearing date the 18th day of December, 1987 and intended to be recorded and a Declaration Plat for Parcel 9 Condominium bearing date the 9th day of December A.D., 1985 and recorded as Exhibit “C” to the Declaration of Condominium of Parcel 9 Condominium in Record Book 174 page 108 and as last revised the 2nd day of April A.D., 1987 and recorded as Exhibit “C” with the Second Amendment to the Declaration in Record Book 698 page 164.

TOGETHER with all right, title and interest, being a 50.00% undivided interest of, in and to the common elements as set forth in the aforesaid Declaration of Condominium and amendments thereto.

PARCEL #43-5-26.3C.

BEING known as 955 Chesterbrook Boulevard.

BEING the same premises which One Twenty Associates, L.P., a Delaware Limited Partnership by Deed dated 1/4/1988 and recorded 1/6/1988 in the County of Chester in Record Book 1020 page 67, conveyed unto DWR Chesterbrook Associates, a Pennsylvania General Partnership, in fee.

Exhibit B – Page 1 of 1

EXHIBIT “C”

MEMORANDUM OF COMMENCEMENT DATE

THIS MEMORANDUM OF COMMENCEMENT DATE made this ____ day of ________________, 20___.

CHESTERBROOK PARTNERS, LP (“Landlord”) and TREVENA, INC. (“Tenant”) are parties to a certain Agreement of Lease (“Lease”) dated ________________, 20___ with respect to premises identified as Suites _____ at ________________________.

________________________ Pursuant of the Lease, Landlord and Tenant do hereby confirm that the Term of the Lease commenced ________________, 20___ and, subject to such rights of renewal or extension, if any, as are expressly provided therein, shall expire ______________________.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum the day and year first above written.

LANDLORD:		TENANT:
CHESTERBROOK PARTNERS, LP,		TREVENA, INC., a Delaware corporation
a Delaware limited partnership

By:	Tredyffrin GP, LLC,	By:
a Delaware limited liability company,
	its general partner	Name:

Its:
By:

Exhibit C – Page 1 of 1

EXHIBIT “D”

EARLY ACCESS BY TENANT

Landlord shall permit Tenant and its agents to enter the Premises fourteen (14) days prior to the Commencement Date as reasonably estimated by Landlord in order that Tenant may perform through its own contractors  such other work and decorations as Tenant may desire at the same time that Landlord’s contractors are working in the space.  The foregoing approval to enter prior to the Commencement Date, however, is conditioned upon Tenant’s workmen and mechanics working in harmony and not unreasonably interfering with the labor employed by Landlord, Landlord’s mechanics or contractors or by any other tenant or their contractors and compliance with the terms of the Lease except as to the covenant to pay rent.  If at any time, such entry shall cause material disharmony or interference therewith, this license may be withdrawn by Landlord upon twenty-four (24) hours written notice to Tenant and further provided that Workmen’s Compensation as required by law and Public Liability Insurance and Property Damage Insurance, all in amounts and with companies and on forms reasonably satisfactory to Landlord, shall be provided to Landlord and at all times maintained by Tenant’s contractors engaged in the performance of the work, and before proceeding with work, certificates of such insurance shall be furnished to Landlord.

Such entry shall be deemed to be under all of the terms, covenants, provisions and conditions of the said Lease except as to the covenant to pay rent.  Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s decorations or installations so made prior to the commencement of the term of the Lease, the same being solely at Tenant’s risk.

The provisions of this Exhibit “D” are specifically subject to the provisions of the Lease.

Exhibit D – Page 1 of 1

EXHIBIT “E”

RULES AND REGULATIONS

1.         The walkways, roadways, driveways, entrances, lobbies, passages, and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than ingress and egress from and to the Building and Tenant’s offices.  The parking areas shall be used only for the parking of automobiles of Tenant, its agents, employees and invitees while actually present in the Premises.  Landlord shall in all cases retain the right to control or prevent access to all of the aforesaid areas of all persons whose presence, in the reasonable judgment of Landlord, shall be prejudicial to the safety, peace, character, or reputation of the Building, the property located therein or of any of the tenants.

2.         The toilet rooms, water closets, sinks, faucets, plumbing or other service apparatus of any kind shall not be used by Tenant for any purposes other than those of which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith by Tenant or left by Tenant in the lobbies, passages, elevators or stairways.  Nothing shall be thrown by Tenant or Tenant’s employees nor be allowed by them to drop out of the windows or doors, or down the passages of the Building.  Any water lines installed by Tenant for purposes of running coffee makers, refrigerators, ice makers, etc., within the Premises, must be copper (not PVC).

3.         Nothing shall be placed by Tenant on the outside of the Building or on its window sills or projections.  Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and no window shades, blinds, curtains, screens, storm windows, awnings or other materials shall be installed or placed on any of the windows or in any of the window spaces, except as approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed).

4.         Except as set forth in Section 16 in the Lease, no sign, lettering, insignia, advertisement, notice shall be inscribed, painted, installed or placed on any windows or in any window spaces or any other part of the outside or inside of the Building, unless first approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed).  Names on or beside suite entrance doors shall be provided for Tenant by Landlord and not otherwise, and at Landlord’s expense; in all instances, such names shall be of design and form first approved by Landlord.

5.         Except as permitted pursuant to Rules numbered 9 and 13, Tenant shall not place additional locks upon any doors.  The janitor and the manager of the Building may at all times keep a pass key, and he and other agents of the Landlord shall at all times be allowed admittance to the leased Premises in accordance with and for purposes permitted in Tenant’s lease.  Upon surrendering possession of the Premises at the termination of this Lease, Tenant shall deliver to Landlord all keys for the Premises.

6.         No bicycles or similar vehicles will be allowed in the Building.

7.         Tenant shall not do or commit, or suffer to be done or committed, any act or thing whereby, or in consequence whereof, the rights of other tenants will be unreasonably obstructed

Exhibit E – Page 1 of 4

or interfered with, or other tenants will in any other way be unreasonably injured or annoyed, or whereby the Building will be damaged.  Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein or suffer or permit anything to be brought into or kept in the Premises which, in the reasonable judgment of Landlord, shall in any way impair or tend to impair the character, reputation or appearance of the Building as a first-class office building.  Except as permitted pursuant to Section 15 of the Lease, Tenant shall neither bring, keep or use in the Building any chemical reagent except as the same may be components of commercial products normally used or consumed by occupants of office buildings.  No birds, fish or other animals shall be brought into or kept in or about the Premises.

8.         Tenant shall be solely responsible, at Tenant’s sole cost and expense, for all maintenance and repairs to appliances (including but not limited to refrigerators, dishwashers, kitchen hot water heaters, etc.) whether installed by Landlord or Tenant or a prior tenant or any other party; provided, however, if Landlord has installed the appliance, Tenant will have the benefit of any applicable warranty.

9.         In order that the Premises may be kept in a good state of preservation and cleanliness, Tenant shall during the continuance of its possession permit Landlord’s employees and contractors and no one else to clean the Premises.  Landlord shall be in no way responsible to Tenant for any damage done to furniture or other effects of Tenant or others by any of Landlord’s employees, or any other person, or for any loss of Tenant’s employees, or for any loss of property of any kind in or from the Premises, however occurring, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees, or contractors.  Tenant shall see each day that the windows are closed, lights are turned off, and the doors securely locked before leaving the Premises.

10.         If Tenant desires to introduce signaling, telegraphic, telephonic, protective alarm or other wires, cables, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation, boring or cutting shall be permitted.  Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or Premises and to require the changing of wiring connections or layout at Tenant’s expense, to the extent that Landlord may deem reasonably necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building.  All wires and cables installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere required by Landlord, with the number of the office to which said wires and cables lead, and the purpose for which the wires and cables respectively are used, together with the name of the concern, if any, operating same.

11.         A directory on a bulletin board on the ground floor may be provided by Landlord, on which the name of Tenant may be placed.

12.         No furniture, packages, equipment, supplies or merchandise of Tenant will be received in the Building, or carried up or down in the elevators or stairways, except during such hours as shall be reasonably designated by Landlord, and Landlord in all cases shall also have the exclusive right to prescribe the method and manner in which the same shall be brought in or

Exhibit E – Page 2 of 4

taken out of the Building.  Landlord shall in all cases have the right to exclude from the Building heavy furniture, safes and other articles which may be hazardous or to require them to be located at designated places in the Premises.  The cost of repairing any damage to the Building caused by taking in or out furniture, safes or any articles or any damage caused while the same shall be in the Premises, shall be paid by Tenant.

13.         Without Landlord’s written consent, not to be unreasonably withheld, nothing shall be fastened to, nor shall holes be drilled or nails or screws driven into walls or partitions; nor shall walls or partitions be painted, papered or otherwise covered or moved in any way or marked or broken; nor shall any connection be made to electric wires for running fans or motors or other apparatus, devices or equipment; nor shall machinery of any kind other than customary small business machines be allowed in the Premises; nor shall Tenant use any other method of heating, ventilating, air conditioning or air cooling than that provided by Landlord.  Telephones, switchboards and telephone wiring and equipment shall be placed only where designated by Landlord.  No mechanics shall be allowed to work in or about the Building other than those employed by Landlord without the written consent of Landlord first having been obtained, such consent not to be unreasonably withheld.  Notwithstanding the foregoing, Tenant is expressly permitted to, without prior consent from Landlord, hang pictures on the walls of the Premises.

14.         Tenant shall be solely responsible, at Tenant’s sole cost and expense, for providing security for the Premises at such times and in such fashion as Tenant shall deem reasonable or necessary, including but not limited to electronic or video surveillance or security.  Landlord shall not be responsible or otherwise liable for, and Tenant expressly indemnifies Landlord from, any claim, loss or damage resulting from or arising out of any party’s unauthorized access to the Premises, whether during or outside of normal business hours.  Any re-keying or other repairs or improvements to the Premises required as a result of Tenant’s security measures set forth herein shall be performed by Landlord (or Landlord’s contractor) at Tenant’s sole cost and expense.

15.         Landlord shall, in no case, be liable or responsible for the admission or exclusion of any person to or from the Building or access to the Premises.  In case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty, Landlord reserves the right to bar or limit access to the Building for the safety of occupants or protection of property.

16.         Upon reasonable prior written notice to Tenant, Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules or regulations as, in Landlord’s reasonable judgment, may from time to time be needful for the safety, care, maintenance, operation and cleanliness of the Building as a first class office building, or for the preservation of good order therein.  Notice of any action by Landlord referred to in this paragraph, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease.  New rules or regulations will be generally applicable to all tenants of the Building and will not, however, be unreasonably inconsistent with the proper use and enjoyment of the Premises by Tenant under the Lease and shall not materially increase Tenant’s obligations or reduce its rights under this Lease.

17.         The use of rooms as sleeping quarters is prohibited at all times.

Exhibit E – Page 3 of 4

18.         Tenant shall keep the windows and doors of the Premises, including those openings on corridors and all doors between rooms or spaces entitled to receive heating, ventilating or air conditioning service and rooms and spaces not entitled to receive such service, closed during the respective times that the heating, ventilating or air conditioning system is operating, in order to conserve the service and effectiveness of the heating, ventilating or air conditioning system as the case may be.  Tenant shall comply with all reasonable rules and regulations from time to time promulgated by Landlord to conserve such services.

19.         Landlord reserves the right to require that the Premises or any portion thereof shall not be used by Tenant or others for an employment agency, or for securing employees other than those to be employed on the Premises, or for the payment of salaries or wages to employees or persons who are not actually employed in the Building, nor for any other purpose except that specified in this Lease.

20.         Landlord shall have the right to enter the Premises to put a “To Let” or similar notice upon the Premises, which notice shall not be removed or obliterated by the Tenant, during the six months previous to the expiration of the then current Term of this Lease, and any such entering shall not be treated as a deprivation of Tenant’s use of the Premises or work an eviction of Tenant or a recession of this Lease.

21.         No smoking of any kind shall be permitted on the Property or in the Premises except within enclosed automobiles or similar vehicles or in other areas specifically designated by Landlord, if any.

22.         Tenant shall be permitted to install a “Wi-Fi” or other communication system within the Premises for Tenant’s sole use so long as such communication system does not interfere with or detract from another tenant’s quiet enjoyment of its premises or otherwise interfere with Landlord’s use, operation or maintenance of the Building or Property.

23.         These rules and regulations are not intended to give Tenant any rights or claims in the event the Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such non-enforcement will not constitute a waiver as to Tenant.

24.         All paintings, application of wall covering(s) and other improvements made by Tenant within the Premises to the extent permitted under this Lease shall be made during non- business hours unless Landlord shall otherwise authorize in writing.

Exhibit E – Page 4 of 4

EXHIBIT “F”

CLEANING SPECIFICATIONS

General cleaning:  five nights per week, Monday through Friday, excluding any laboratory space of Tenant (except where noted by “**” below).

DAILY:

1.         Empty waste receptacles and remove to designated area for pick-up.**

2.         Empty, wipe clean all ash trays.  Where sand urns are used, empty all debris, smooth sand and replace when needed.

3.         Dust and/or damp wipe clean the following:

Desk

Doors

Chairs

Pushplates

Window sills

Tables and Lamps

Picture and Frames

File and Storage Cabinets

Counter, ledges, shelves & ventilation louvers under six feet

4.         Spot vacuum all areas as needed.

5.         Special attention will be given to the Executive areas, Conference rooms, and kitchen and break areas.  Wipe clean all countertops, tables, refrigerators and microwaves, and wet mop kitchen and break room floors.

6.         Wash, clean and disinfect all water fountains and/or coolers.

7.         Wash front door glass, as well as the adjacent architectural metal trim, to remove fingerprints, smudges, etc. caused during the day.

8.         Special attention will be given to the lobby, reception and other public areas.  All furniture will be hand wiped and carpets thoroughly vacuumed.

9.         Sweep all resilient tile floor coverings with chemically-treated dry mop.  Spot mop to remove soilage.**

10.         Extinguish all interior lights unless otherwise notified.  Night and safety lights will be operated as instructed.  All doors will be locked and secured and any doors that are not functioning will be reported by the night supervisor.**

11.         Lavatories:

Exhibit F – Page 1 of 2

a.         Sweep and wet mop floors

b.         Polish all mirrors, bright work and enameled surfaces

c.         Wash and disinfect all basins, bowls and urinals

d.         Hand dust and clean all partitions, tops of tile ledges, all towel, paper and sanitary napkin dispensers.

e.         Refill all toilet tissue, soap, sanitary napkin and towel dispensers (towels, tissues, napkins, hand soap, etc. to be supplied by Landlord).

WEEKLY:

1.         Spot clean doors, glass partitions and electric switch plates.  Glass doors will be washed.**

2.         High dust all horizontal surfaces above the reach of the average person (such as door frames, partitions, ledges, etc.)**

3.         All carpeted areas will be thoroughly vacuumed.

4.         Remove fingerprints and scuff marks from all vertical surfaces within the reach of the average person.

5.         Sweep or vacuum stairs, spot mop when required; dust handrails and riser.  Polish trim where required.

6.         Wet mop all non-carpeted floors and mats.**

MONTHLY:

1.         Spray buff all resilient tile floors.**

QUARTERLY:

1.         Dust venetian blinds.**

SEMI-ANNUALLY:

1.         Wash windows inside and outside.**

Exhibit F – Page 2 of 2

EXHIBIT “G”

Letter of Credit Requirements

a.         Letter of Credit as Security Deposit.  Tenant shall deliver to Landlord (as beneficiary), and a copy to Landlord’s attorney, a standby letter of credit in the amount of $1,080,700.00 (subject to reduction as set forth in Section 34 of the Lease) in form and content satisfying the requirements of this Exhibit “G”.

b.         Requirements of Letter of Credit.  The Letter of Credit shall be, among other things:

(i)         subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590;

(ii)         irrevocable and unconditional;

(iii)         in the amount of $1,080,700.00 (subject to reduction as set forth in Section 34 of the Lease);

(iv)         conditioned for payment solely upon presentation of the Letter of Credit and  a sight draft (or Landlord, at its election, may require a uniform form of non-presentment letter of credit); facsimile presentation is permitted; and

(v)         transferable one or more times by Landlord without the consent of Tenant at Tenant’s cost.

c.         Issuing Bank.  Subject to Section 34 of the Lease, the Letter of Credit shall be issued by a member of the New York Clearing House Association or a commercial bank or trust company reasonably satisfactory to Landlord.

d.         Expiration or Reduction of Letter of Credit.  The Letter of Credit shall expire not earlier than 12 months after the date of delivery thereof to Landlord and shall provide that same shall be automatically renewed for successive 12-month periods through a date which is not earlier than 90 days after the expiration date of this Lease, or any renewal or extension thereof, unless written notice of nonrenewal has been given by the issuing bank to Landlord and Landlord’s attorney by registered or certified mail, return receipt requested, not less than 90 days prior to the expiration of the current period.  If the issuing bank does not renew the Letter of Credit, and if Tenant does not deliver a substitute Letter of Credit at least thirty (30) days prior to the expiration of the current period, then, in addition to its rights granted under Section 27 of the Lease, Landlord shall have the right to draw on the existing Letter of Credit.  To the extent Tenant is permitted under the Lease to reduce the amount of the Letter of Credit, Landlord shall cooperate with Tenant to allow the original Letter of Credit to be exchanged by the issuing bank for a replacement Letter of Credit in such lower amount.

Exhibit G – Page 1 of 2

e.         Draws.

(i)         Landlord may draw on, use, apply, or retain the proceeds of the Letter of Credit to the same extent that Landlord may use, apply, or retain the cash security deposit, as set forth in Section 34 of the Lease;

(ii)         Landlord may draw on the Letter of Credit, in whole or in part, from time to time, at Landlord’s election, as and when Landlord has the right to make draws on the Security Deposit pursuant to Section 34; and

(iii)         If Landlord partially draws down the Letter of Credit, Tenant shall, within ten (10) business days after Landlord gives Tenant notice thereof, restore all amounts drawn by Landlord, or substitute cash security instead.

f.         Cooperation by Tenant.  Tenant hereby agrees to cooperate, at its expense, with Landlord to promptly execute and deliver to Landlord any and all modifications, amendments, and replacements of  the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of Section 34.

Exhibit G – Page 2 of 2

EXHIBIT “H”

EXPANSION SPACE

Exhibit H – Page 1 of 2

EXHIBIT “I”

RFO SPACE

Exhibit I – Page 1 of 1

EXHIBIT “J”

VENTILATION DUCT LOCATION

BIOLOGY
TISSUE CULTURE
E.P.
E.P.
LAB EQUIP. CORRIDOR
PROPOSED 28"x
80" VERT. SHAFT
ABOVE CEILING
NMR
12'-0"
LAB
STORAGE
LAB EQUIP. CORRIDOR
CHEMISTRY
UTILITY
/MECH.

Exhibit J – Page 1 of 4

PROPOSED
28"x80" SHAFT
@ 2ND FLOOR
PANTRY/
WORK RM.
UP
STAIR # 1
DN
LARGE
CONFER.
VP
OFFICE
VP
OFFICE
M
N
9

Exhibit J – Page 2 of 4

Exhibit J – Page 3 of 4

ROOF PLAN
K
L
M
N
P
Q
8
9
10
11

A2.8

CurtisCoxKennerly

ROOF PLAN
EAST WING
(BUILDING THREE)

Project No. 897.3

CHESTERBROOK III OFFICE COMPLEX
BUILDING THREE
PARCELS 8 AND 8B
DUPORTAIL ROAD
TREDYFFRIN TOWNSHIP,
CHESTER COUNTY, PENNSYLVANIA 19087

Exhibit J – Page 4 of 4

EXHIBIT “K”

GENERATOR AND AHU LOCATIONS

Exhibit K – Page 1 of 1

EXHIBIT “L”

FORM OF LANDLORD WAIVER

Form of Consent to Removal of Personal Property

As of December __, 2016, the undersigned, Chesterbrook Partners, L.P., a Delaware limited partnership, (“Lessor”), under the terms of a lease, as amended, a copy of which is attached hereto (the “Lease”), acknowledges that, TREVENA, INC., a Delaware corporation (“Lessee”), has entered into a Loan and Security Agreement dated September 19, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), with OXFORD FINANCE LLC as Collateral Agent (“Oxford” and in such capacity, “Collateral Agent”), the lenders a party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”) under the terms of which Collateral Agent is granted a security interest, for the ratable benefit of the Lenders, in substantially all of Lessee’s assets and properties, including all inventory and equipment including all tangible property now owned or hereafter acquired.  Any reference herein to the “demised premises” shall mean the premises leased to Lessee pursuant to the Lease.

Notices   If the Lease has terminated as a result of an event of default thereunder, Lessor will provide Collateral Agent notice of such termination, and Lessor will permit Collateral Agent a total of thirty (30) days from the time that Collateral Agent first receives the notice to commence to exercise its rights under “Limited Right of Entry” below.  Lessor agrees not to dispose of any of Lessee’s Property (as defined below) nor assert any right or interest therein unless Collateral Agent has first received such notice and been permitted thirty (30) days to exercise its rights in and to Lessee’s Property.  If Lessor shall not have provided Collateral Agent the notice, Collateral Agent will provide Lessor notice in writing to 955 Chesterbrook Boulevard, Suite 120, Wayne, PA 19087 not less than two (2) Business Days prior to entry of the Collateral Agent’s intention to enter the demised premises for the purpose of exercising Collateral Agent’s remedies as a secured creditor following the occurrence of an Event of Default (as defined in the Security Agreement).

Subordination   Lessor hereby subordinates to Collateral Agent any lien, security interest or right that Lessor may have against the personal property or trade fixtures or equipment or goods now or hereafter situated in the demised premises belonging to Lessee (collectively, “Lessee’s Property”).

Limited Right of Entry   Lessor acknowledges that, following the giving of the applicable notice set forth in the “Notices” section, Collateral Agent or its agent or representative shall have the limited right to enter into and remain in possession of the demised premises for a reasonable period, which period of entry and possession (a) shall not to exceed thirty (30) consecutive days (the “Entry Period”) and (b) shall not extend beyond the earlier of (i) thirty (30) days following the notice given by Lessor to Collateral Agent under “Notices” above or (ii) the expiration date of the Lease in accordance with its terms.  The sole purpose of the right of entry and possession during the Entry Period shall be for the purpose of enforcing its liens and security interests in Lessee’s Property, including the sale or removal from the demised premises of Lessee’s

Exhibit M – Page 1 of 4

Property, provided no sale or auction shall be held at the demised premises or any portion of Chesterbrook Corporate Center®.  Collateral Agent agrees, at Collateral Agent’s cost and expense, to promptly repair, or promptly reimburse Lessor for the reasonable costs of repair of any actual damage occasioned by Collateral Agent or its agent or representative in connection with its entry, removal and access described herein, provided that Collateral Agent shall not be responsible for repairs beyond restoring (i) the office portion of the demised premises to substantially the same condition as prior to Collateral Agent’s or its agent’s or representative’s entry, removal and access, and (ii) the laboratory portion of the demised premises to substantially the same condition that is commercially reasonable for marketing purposes (e.g., patching of walls and floors, no exposed ceiling beams); provided, however, in no event shall Collateral Agent have any obligation to repair, or reimburse Lessor for, damages resulting from any act or failure to act by Lessee.  Collateral Agent shall pay to Lessor, on a weekly basis in advance (pro rata, depending on the number of days Collateral Agent is in possession), the amount equal to the current monthly rent accruing under the Lease during the period while Collateral Agent is in possession of the demised premises; provided,  however, (i) such rent shall not include any rent in arrears or default, or holdover rate increases, and provided that in no event shall Collateral Agent be obligated to pay rent for any period to the extent Lessee has paid rent for such period and (ii) Collateral Agent shall not assume or be deemed to have assumed any obligations of Lessee under such Lease and shall not incur any liabilities or obligations whatsoever with respect to the Lease other than the payments and obligations described in this Agreement. To the extent that a contractor of Collateral Agent or its agent or representative shall enter upon the demised premises pursuant to the authority granted under this agreement to inspect or remove Lessee’s Property, Collateral Agent shall maintain or cause its contractor, agent or representative to maintain comprehensive general liability insurance coverage, blanket contractual liability, products and completed operations liability naming Landlord, its property manager and any mortgagee as additional insureds, in an amount per occurrence of not less than Two Million ($2,000,000.00) Dollars combined single limit bodily injury and property damage.  Lessee and Collateral Agent hereby acknowledge that if Collateral Agent elects not to remove all of Lessee’s Property during the aforementioned Entry Period, then Lessee’s Property shall be deemed abandoned and Lessor may remove and store any remaining items of Lessee’s Property at Lessee’s expense or otherwise dispose of same in a manner to be determined in Lessor’s good faith discretion in accordance with applicable law.

No Assumption and Limitation of Lessor’s Acknowledgment and Subordination   Lessor further agrees that Collateral Agent’s rights have been given for security purposes only, and that unless and until Collateral Agent agrees expressly and in writing to do so, Collateral Agent shall have no obligations whatsoever under the Lease except as otherwise provided above. This subordination and waiver of Lessor’s lien is not limited to the specific Security Agreement described hereinabove and will apply to any and all other loans, indebtednesses, or security interests in favor of Collateral Agent whether or not expressly described herein; provided, however, the subordination of Lessor’s liens hereunder to the liens and security interests of Lender are limited to liens and security interests of Lender in Lessee’s Property to the extent they secure indebtedness in an outstanding amount that is less or equal to Fifty Million Dollars ($50,000,000.00).

Indemnification.  Collateral Agent hereby agrees to indemnify and hold harmless Lessor and its directors, officers, employees, and affiliates (each of the foregoing entities, an “Indemnified Person”) in connection with any actual, out-of-pocket losses, claims, damages, liabilities, or

Exhibit M – Page 2 of 4

other expenses (including reasonable legal or other expenses incurred in connection with investigating, defending, or participating in any such loss, claim, damage, liability, or action or other proceeding) to which such Indemnified Persons may become subject, insofar as such losses, claims, damages, liabilities or other expenses (or actions or other proceedings commenced or threatened in respect thereof) result from breach by Collateral Agent of this agreement or actions or omissions of Collateral Agent in exercising its rights described herein, excluding losses, claims, damages, liabilities or other expenses to the extent caused by any such Indemnified Person’s negligence, willful misconduct or breach of this Agreement.

No Consequential Damages.  Notwithstanding anything to the contrary set forth herein, in no event shall either Lessor or Collateral Agent be liable to the other or any other person for any special, consequential, exemplary damages or lost profits or diminution in value of the demised premises.

Miscellaneous This agreement shall be binding upon, and shall inure to the benefit of, any heirs, successors and assigns of the undersigned.  This agreement is governed by the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws provisions.

[Balance of page intentionally left blank]

Exhibit M – Page 3 of 4

ADDRESS OF DEMISED PREMISES:	LESSOR: CHESTERBROOK PARTNERS, LP

955 Chesterbrook Boulevard	By:	Tredyffrin GP, a Delaware limited liability company, its general partner
Suites 110 & 200
Wayne, PA 19087		By:	/s/ Mark Pasierb
		Name:	Mark Pasierb
ADDRESS OF LESSOR:		Title:	President
955 Chesterbrook Boulevard
Suite 120
Wayne, PA 19087

ADDRESS OF OXFORD FINANCE LLC:	COLLATERAL AGENT: OXFORD FINANCE LLC

Oxford Finance LLC		By:
133 N. Fairfax Street		Name:
Alexandria, VA 22314		Title:
Attn: Legal Department

LESSEE: TREVENA, INC.

CURRENT ADDRESS OF LESSEE:		By:	/s/ John M. Limongelli
		Name:	John M. Limongelli
Trevena, Inc.		Title:	SVP, General Counsel & Chief Administrative Officer
1018 West 8th Avenue, Suite A
King of Prussia, PA 19406

Exhibit M – Page 4 of 4